                                                                    EXHIBIT 10.1


                              FINANCING AGREEMENT
                              -------------------



                      The CIT Group/Business Credit, Inc.

                           (as Agent and a Lender),



                            Each Additional Lender

                         Which Becomes a Party Hereto,


                                      And


                        Gorges/Quik-To-Fix Foods, Inc.
                                 (as Company)


                             Dated: March 5, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1.     Definitions................................................    1
               -----------
     Section 1.1    Definitions...........................................    1

ARTICLE 2.     Conditions Precedent.......................................   13
     Section 2.1    Initial Extension of Credit...........................   13
     Section 2.2    Conditions of Each Extension of Credit................   18

ARTICLE 3.     Revolving Loans............................................   18
     Section 3.1    Loans and Advances....................................   19
     Section 3.2    Accounts Receivable and Inventory Reports.............   19
     Section 3.3    Representations and Warranties Regarding Accounts
                    Receivable and Inventory..............................   19
     Section 3.4    Collections of Accounts Receivable; Application to
                    Obligations...........................................   20
     Section 3.5    Notification Regarding Collateral Value; Credits and
                    Returned Goods........................................   21
     Section 3.6    Loan Account..........................................   21
     Section 3.7    Monthly Statements....................................   21
     Section 3.8    Existing Obligations..................................   21

ARTICLE 4.     The Term Loans; Revolving Loan Mechanisms..................   22
     Section 4.1    Term Loans............................................   22
     Section 4.2    Notices of Borrowings.................................   23
     Section 4.3    LIBOR Loans...........................................   23
     Section 4.4    LIBOR Loan Compensation...............................   24
     Section 4.5    Agent and Lender Advance Mechanics....................   27
     Section 4.6    Payment Free of Withholding Taxes.....................   27

ARTICLE 5.     Letters of Credit..........................................   28
     Section 5.1    Assistance in Obtaining Letters of Credit.............   29
     Section 5.2    Charges to Loan Account...............................   29
     Section 5.3    Indemnification.......................................   29
     Section 5.4    Exculpation...........................................   29
     Section 5.5    Actions by the Agent..................................   30
     Section 5.6    Limitations on Actions by the Company.................   30
     Section 5.7    Compliance with Laws; Responsibility for Taxes........   30
     Section 5.8    Subrogation...........................................   31

ARTICLE 6.     Collateral.................................................   31
     Section 6.1    Grant of Security Interest............................   31
     Section 6.2    Scope of Security Interest............................   31
     Section 6.3    Protection and Sale of Inventory......................   32

     Section 6.4    Protection and Sale of Equipment......................  32
     Section 6.5    Continuation of Security Interests....................  33
     Section 6.6    Right to Determine Remedies...........................  33
     Section 6.7    Additional Security; Right to Charge Obligations......  33
     Section 6.8    Further Security......................................  34
     Section 6.9    Delivery of Additional Instruments....................  34
     Section 6.10   Delivery of Additional Warehousemen's Waiver..........  34
     Section 6.11   Delivery of Iowa Mortgagee Title Insurance Policy.....  34

ARTICLE 7.     Representations, Warranties and Covenants..................  34
     Section 7.1    Company Liabilities; Ownership of and Rights to
                    Collateral............................................  35
     Section 7.2    Books and Records; Right of Inspection; Appraisals....  35
     Section 7.3    Collateral Schedules..................................  35
     Section 7.4    Further Assurances....................................  35
     Section 7.5    Insurance.............................................  36
     Section 7.6    Taxes.................................................  37
     Section 7.7    Compliance with Laws..................................  38
     Section 7.8    Reports and Financial Information.....................  38
     Section 7.10   Negative Covenants....................................  39
     Section 7.11   Capital Expenditures..................................  41
     Section 7.12   Fixed Charge Coverage Ratio...........................  41
     Section 7.13   Leverage Ratio........................................  42
     Section 7.14   Environmental Expenditures and Notices................  42
     Section 7.15   Transactions with Affiliates..........................  42
     Section 7.16   Subordinated Debt.....................................  43
     Section 7.17   Warranties and Representations Relating to Surveys,
                    Matters Affecting Title, and Zoning...................  43

ARTICLE 8.     Interest, Fees and Expenses................................  44
     Section 8.1    Interest..............................................  44
     Section 8.2    Letter of Credit Guaranty Fee.........................  44
     Section 8.3    Issuing Bank Costs....................................  44
     Section 8.4    Out-of-Pocket Expenses................................  44
     Section 8.5    Line of Credit Fee....................................  45
     Section 8.6    Loan Facility Fee.....................................  45
     Section 8.7    Administrative Agency Fee.............................  45
     Section 8.8    Syndication Fee.......................................  45
     Section 8.9    Field Examination Fees................................  45
     Section 8.10   Authorization to Charge Loan Account..................  45

ARTICLE 9.     Powers.....................................................  45

ARTICLE 10.    Events of Default and Remedies.............................  46
     Section 10.1   Events of Default.....................................  46
     Section 10.2   Acceleration and Termination; Default Rate of
                    Interest..............................................  47
     Section 10.3   Remedies Respecting Collateral........................  48

ARTICLE 11.    Termination................................................   49

ARTICLE 12.    Miscellaneous..............................................   50
     Section 12.1   Waivers...............................................   50
     Section 12.2   Entire Agreement......................................   50
     Section 12.3   Compliance with Usury Laws............................   51
     Section 12.4   Severability..........................................   51
     Section 12.5   Syndications, Assignments and Participations..........   51
     Section 12.6   WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.........   52
     Section 12.7   Notices...............................................   53
     Section 12.8   Governing Law.........................................   53

ARTICLE 13.    Agent and Lender Provisions................................   53
     Section 13.1   Appointment of Agent..................................   53
     Section 13.2   Release of Collateral.................................   54
     Section 13.3   Receipt of Funds by Lenders...........................   54
     Section 13.4   Action on Instructions of Lenders.....................   54
     Section 13.5   Furnish Notices to Lenders............................   55
     Section 13.6   Nonreliance on Agent and Other Lenders................   55
     Section 13.7   Rights, Duties and Responsibilities of the Agent......   55
     Section 13.8   Resignation; Removal; Appointment of Successor Agent..   57
     Section 13.9   Setoff; Sharing of Setoffs............................   58
     Section 13.10  Amendments and Waivers................................   59
     Section 13.11  Rights of Agent and its Affiliates as a Lender........   59
     Section 13.12  CONSEQUENTIAL DAMAGES.................................   60

EXHIBITS
--------

Exhibit A - Term Note
Exhibit B - Borrowing Base Certificate
Exhibit C - Notice of LIBOR Loan
Exhibit D - Notice of Base Rate Loan
Exhibit E - Indebtedness
Exhibit F - Notice to Trustee under the Senior Notes Indenture
Exhibit G - Letter from Parent and CGW re Bridge Notes

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") for itself as a Lender and as collateral and administrative agent for itself and the other Lenders (the "Agent"), with offices located at 1200 Ashwood Parkway, Suite 150, Atlanta, Georgia 30338, and the other Lenders listed herein, are pleased to confirm the terms and conditions under which the Lenders shall make revolving loans, advances and other financial accommodations to Gorges/Quik-To-Fix Foods, Inc. (herein the "Company"), a Delaware corporation with a principal place of business at 9441 L.B.J. Freeway, suite 214, Dallas, Texas 75234.


                            ARTICLE 1.  Definitions
                                        -----------

     Section 1.1   Definitions.  The terms as defined in this Article 1 shall,
                   -----------
for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein.

Accounts shall mean all of the Company's now existing and future:  (i) accounts
--------
receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (ii) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (iv) reserves and credit balances arising hereunder; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies or rights relating to any of the foregoing; and (vii) cash and non-cash proceeds of any and all the foregoing.

Adjusted London Interbank Offered Rate shall mean a rate per annum equal to the
--------------------------------------
quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the LIBOR Reserve Percentage.

Administrative Agency Fee shall mean the sum of $125,000 which shall be paid for
-------------------------
the account of the Agent in accordance with Section 8.7 hereof to offset the expenses and costs of the Agent in connection with (i) record keeping, periodic examinations, analyzing and evaluating the Collateral and (ii) the administration of this Agreement.

Anniversary Date shall mean March 5, 2000 and the same date in every year
----------------
thereafter.

Applicable Margin shall mean:
-----------------

     (a) until receipt of the certified financial statements furnished pursuant to Section 7.8 for the Company's fiscal quarter ending on or about June 30, 1999, the following per annum percentage amounts for the corresponding types of
Loans:

          (i)   for Revolving Loans,  1.625%, and

          (ii) for Term Loans, 2.125% (including Refunding Loans with respect to the Term Loans);

     (b) thereafter, with respect to Revolving Loans and Term Loans, the percentage amounts corresponding thereto on the following tables for Base Rate Loans and LIBOR Loans, respectively, depending on the Debt/EBITDA Ratio as determined from the financial statements furnished pursuant to in compliance with Section 7.8, adjusted quarterly upon receipt of such financial statements:

                                Revolving Loans

----------------------------------------------------------------------------------------------------------------------
Debt/EBITDA    greater than 6.0 to 1.0    less than or equal to 6.0 to 1.0 but     less than or equal to 4.5 to 1.0
Ratio                                     greater than 4.5 to 1.0
----------------------------------------------------------------------------------------------------------------------
Base Rate      1.625%                     1.375%                                   1.125%
Loans
----------------------------------------------------------------------------------------------------------------------
LIBOR Loans    N/A                        3.375%                                   3.125%
----------------------------------------------------------------------------------------------------------------------

                                  Term Loans


-------------------------------------------------------------------------------------------------------------------
Debt/EBITDA    greater than 6.0 to 1.0   less than or equal to 6.0 to 1.0 but     less than or equal to 4.5 to 1.0
Ratio                                    greater than 4.5 to 1.0
-------------------------------------------------------------------------------------------------------------------
Base Rate      2.125%                    1.875%                                   1.625%
Loans
-------------------------------------------------------------------------------------------------------------------
LIBOR Loans    N/A                       3.875%                                   3.625%
-------------------------------------------------------------------------------------------------------------------



Availability shall mean at any time the excess of the sum of (i) the advance
------------
rate amount with respect to Eligible Accounts Receivable as such amount is calculated pursuant to clause (i) of Section 3.1 of this Financing Agreement, and (ii) the advance rate amount with respect to Eligible Finished Goods, Eligible Raw Meat Inventory, and Eligible Supply Inventory as such amounts are calculated pursuant to clause (ii) of Section 3.1 of this Financing Agreement over the sum of (x) the outstanding aggregate amount of all Obligations and (y) the Availability Reserve.

Availability Reserve shall mean an amount equal to the face amount of all
--------------------
Letters of Credit.

Base Rate Loan shall mean a Revolving Loan which bears interest at the Chase
--------------
Manhattan Bank Rate.

Borrowing Base Certificate has the meaning set forth in Section 3.2.
--------------------------

Business Day shall mean any day other than Saturday or Sunday or any other day
------------
on which commercial banks are permitted by law to close in Atlanta, Georgia.

Capital Expenditures for any period shall mean the aggregate of all expenditures
--------------------
of the Company and its subsidiaries on a consolidated basis during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the Consolidated Balance Sheet.

Capital Lease shall mean any lease of property (whether real, personal or mixed)
-------------
which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the Consolidated Balance Sheet.

CGW shall mean CGW Southeast III, L.P. a Delaware limited partnership.
---

Bridge Note shall mean, collectively, (i) the Convertible Subordinated
-----------
Promissory Note of the Parent dated December 21, 1998 to CGW in the original principal amount of $4,052,451.30, and any renewals or substitutions or replacements therefor and (ii) the Convertible Subordinated Promissory Note of the Company dated December 21, 1998 to the Parent in the original principal amount of $4,052,451.30, and any renewals or substitutions or replacements therefor.

Chase Manhattan Bank Rate shall mean the rate of interest per annum announced by
-------------------------
The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by the Chase Manhattan Bank to its borrowers).

Collateral shall mean all present and future Accounts, Equipment, Inventory,
----------
Documents of Title, General Intangibles and Real Estate of the Company.

Consolidated Balance Sheet shall mean a consolidated balance sheet for the
--------------------------
Company and the consolidated subsidiaries of each eliminating all inter-company transactions and prepared in accordance with GAAP.

Consolidating Balance Sheet shall mean a Consolidated Balance Sheet plus
---------------------------
individual balance sheets for the Company, and the subsidiaries of each showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for the Company exclusively.

Current Liabilities shall mean, wherever used through out this Financing
-------------------
Agreement, those liabilities of the Company which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".

Customarily Permitted Liens shall mean
---------------------------

     (i) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $200,000 in the aggregate at any one time;

     (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (iii) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

     (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to CITBC herewith.

Debt/EBITDA Ratio shall mean the ratio determined by dividing (i) Funded Debt by
-----------------
(ii) EBITDA for the fiscal quarter just ended and the immediately preceding 3 fiscal quarters.

Default shall mean any event specified in Section 10 hereof, whether or not any
-------
requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum equal to the
------------------------
sum of: (i) two percent (2%) and (ii) the rate otherwise in effect for Loans outstanding hereunder.

Documentation Fee shall mean (i) the reasonable legal fees and expenses incurred
-----------------
by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, exclusive of Out-of-Pocket Expenses, and (ii) the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Documents of Title shall mean all present and future warehouse receipts, bills
------------------
of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and inventory relating thereto and all cash and non-cash proceeds of the foregoing.

Early Termination Date shall mean the date on which the Company terminates this
----------------------
Financing Agreement or the Line of Credit which date is prior to the Anniversary Date.

Early Termination Fee shall:  (i) mean the fee the Agent, for the ratable
---------------------
account of the Lenders, is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the fourth Anniversary Date; and (ii) be determined by multiplying (x) the aggregate committed amount of the Line of Credit in effect at such time, by (y) the corresponding per annum percentage in effect during such period:

          Period                                 Percentage

          On and after the date of this          3.0%
          Agreement up to and including
          the first Anniversary Date

          After the first Anniversary Date       2.0%
          and including the second
          Anniversary Date

          After the second Anniversary Date      1.0%

          After the fourth Anniversary Date      0%

EBIT shall mean, in any period, all earnings of the Company and its subsidiaries
----
on a consolidated basis before all interest and tax expenses of the Company and its subsidiaries on a consolidated basis for said period, determined in accordance with GAAP.

EBITDA shall mean, in any period, all earnings of the Company and its
------
subsidiaries on a consolidated basis before all interest, tax, depreciation and amortization expenses of the Company and its subsidiaries on a consolidated basis for said period, determined in accordance with GAAP.

Eligible Accounts Receivable shall mean the gross amount of the Company's
----------------------------
accounts receivable that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of A) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and B) reserves for: (i) accounts receivable arising from sales to the United States of America or to any agency, department or division thereof; (ii) accounts receivable arising from foreign sales other than sales (x) secured by stand-by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or (y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed $500,000 in the aggregate at any one time; (iii) accounts that remain unpaid more than sixty (60) days from invoice date; (iv) contra accounts; (v) accounts receivable arising from sales to Parent, any subsidiary, or to any company affiliated with the Company or Parent in any way; (vi) accounts receivable arising from bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is (a) insolvent, (b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (d) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent, in each case determined in the exercise of its reasonable business judgment; (viii) accounts receivable arising from all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices, are unpaid more than sixty (60) days from invoice date; (ix) the aggregate dollar amount of all warranty reserves; (x) any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent; and (xi) an amount representing estimated promotional allowances.

Eligible Finished Goods shall mean the gross amount of the Company's inventory
-----------------------
consisting of finished goods that conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment less any (i) work-in-process; (ii) goods not present in the United States of America, goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business; (iii) goods in transit to third parties (other than the Company's agents or warehouses); (iv) slow-moving or obsolete goods; and (v) less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

Eligible Raw Meat Inventory shall mean the gross amount of the Company's
---------------------------
inventory consisting of raw meat that conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment less any (i) work-in-process; (ii) goods not present in the United States of America, goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business; (iii) goods in transit to third parties (other than the Company's agents or warehouses); (iv) slow-moving or obsolete goods; and (v) less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

Eligible Supply Inventory shall mean the gross amount of the Company's inventory
-------------------------
consisting of ingredients and packaging that conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment less any (i) work-in-process; (ii) goods not present in the United States of America, goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business; (iii) goods in transit to third parties (other than the Company's agents or warehouses); (iv) slow-moving or obsolete goods; and (v) less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

Equipment shall mean all present and hereafter acquired machinery, equipment,
---------
furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended
-----
from time to time and the rules and regulations promulgated thereunder from time to time.

Executive Officers shall mean the Chairman, President, Chief Executive Officer,
------------------
Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

Fixed Charge Coverage Ratio means the ratio determined by dividing (i) for any
---------------------------
given period, the total of (a) EBITDA, minus (b) Capital Expenditures not funded with Loans or other Indebtedness permitted hereunder, minus (c) taxes paid in cash by the Company, by (ii) for the same such period, the total of (x) Interest Expense, plus (y) regularly scheduled principal payments due in such period with respect to any Indebtedness.

Funded Debt shall mean all Indebtedness of the Company which matures in 12
-----------
months or more from the date of measurement, but including any portion thereof which is required to be paid within such 12 month period.

GAAP shall mean generally accepted accounting principles in the United States of
----
America as in effect from time to time and for the period as to which such accounting principles are to apply.

General Intangibles shall have the meaning set forth in the applicable Uniform
-------------------
Commercial Code as in effect and shall include, without limitation, all of the Company's present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses, customer lists, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

Guaranty shall mean the guaranty of payment executed and delivered by the Parent
--------
in favor of the Agent for the benefit of the Lenders.

Indebtedness shall mean, without duplication, all liabilities, contingent or
------------
otherwise, which are any of the following: (i) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (ii) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Interest Coverage Ratio shall mean a ratio determined as of the relevant
-----------------------
calculation date by dividing EBIT by Interest Expense for the relevant period.

Interest Expense shall mean total interest obligations (paid or accrued) of the
----------------
Company and its subsidiaries on a consolidated basis, determined in accordance with GAAP on a basis consistent with the latest audited statements of the Company and its subsidiaries on a consolidated basis; provided, that Interest
                                                      --------
Expense shall not include amortization of deferred debt fees.

Interest Period shall mean with respect to each LIBOR Loan, the period
---------------
commencing on the date of such Loan and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Company may elect in the applicable Notice of LIBOR Loan; provided that: (i) any Interest Period (subject to clause (iii) below) which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; (ii) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (iii) below, end on the last LIBOR Business Day of the appropriate subsequent calendar month; and
(iii) no Interest Period may be selected which would otherwise end after the Termination Date.

Inventory shall mean all of the Company's present and hereafter acquired
---------
merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods -and all proceeds thereof of whatever sort.

Issuing Bank shall mean the bank issuing Letters of Credit for the Company.
------------

Lender shall mean CITBC and each additional Lender which may become a party
------
hereto from time to time in accordance with Section 12.5 of this Agreement.

Letters of Credit shall mean all letters of credit, whether standby or
-----------------
documentary, issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Company.

Letter of Credit Guaranty shall mean any guaranty delivered by the Agent to the
-------------------------
Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee the Lenders, pro rata, may
-----------------------------
charge the Company under Sections 8.2 and 8.3 of this Financing Agreement.

Leverage Ratio shall mean, on any date, the ratio determined by dividing Total
--------------
Liabilities by Net Worth as of such date.

LIBOR Business Day shall mean any Business Day on which dealings in Dollar
------------------
deposits are carried out in the London interbank market.

LIBOR Loan shall mean any Loan under this Agreement during the period in which
----------
it bears or is to bear interest at a rate based upon the LIBOR Rate pursuant to the applicable Notice of LIBOR Loan.

LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a
------------------------
decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The Adjusted London

Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

Line of Credit shall mean the several commitments of each of the Lenders to make
--------------
Revolving Loans pursuant to Article 3 of this Financing Agreement, to the Company in the amount not to exceed at any time outstanding Twenty five million Dollars ($25,000,000). Each Lender's commitment is in the amount set forth immediately after its signature to this Agreement or as set forth in any agreement whereby an additional or substituted Lender becomes a party to this Agreement.

Line of Credit Fee shall:  (i) mean the fee due to each of the Lenders, pro
------------------
rata, at the end of each month for the Line of Credit, and (ii) be determined by multiplying the difference between (x) the Lenders' aggregate committed amount of the Line of Credit, and (y) the average daily Revolving Loans plus the face amount of all outstanding Letters of Credit of the Company for said month by one-half of one percent (1/2 of 1%) per annum for the number of days in said month.

Loan Documents shall have the meaning set forth in Section 2.1(k).
--------------

Loan shall mean, as the context requires, a Revolving Loan or a Refunding Loan.
----

Loan Facility Fee shall mean the fee payable to the Lenders, pro rata in
-----------------
accordance with, and pursuant to, the provisions of Section 8.7 of this Financing Agreement.

Lockbox Agreement has the meaning set forth in Section 3.4.
-----------------

Lockbox Bank has the meaning set forth in Section 3.4.
------------

London Interbank Offered Rate ("LIBOR") shall mean for the Interest Period of
---------------------------------------
such LIBOR loan, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of such LIBOR Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page effective as of 11:00 A.M., London time, 2 LIBOR Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the offered rate which is used in a majority of such quotations, if there is a majority, otherwise the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by the Chase Manhattan Bank at approximately 10:00 A.M., New York City time, 2 LIBOR Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such LIBOR loan.

NationsBank Credit Agreement means the Credit Agreement dated as of November 25,
----------------------------
1996 among the Company and NationsBank of Texas, N.A., as Agent Bank, and the lenders parties thereto, as amended or supplemented as of the date hereof..

Net Worth shall mean, as of any date of determination, the amount by which the
---------
assets of the Company and its consolidated Subsidiaries exceeds the liabilities of the Company and its consolidated Subsidiaries, determined in accordance with GAAP, on a consistent basis with the latest audited statements of the Company and its consolidated Subsidiaries; provided, however, that any non-cash write-
                                   --------  -------
offs which are required to be taken due to a change in GAAP shall be added back in calculating Net Worth for purposes hereof.

Notice of Base Rate Loan has the meaning set forth in Section 4.2.
------------------------

Notice of Borrowing has the meaning set forth in Section 4.2.
-------------------

Notice of LIBOR Loan has the meaning set forth in Section 4.2.
--------------------

Obligations shall mean all the Revolving Loans and all other loans and advances
-----------
made or to be made by the Lenders (or by the Agent on their behalf) to the Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to the Agent and/or the Lenders howsoever arising, whether now in existence or incurred by the Company from time to time hereafter under this Agreement; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to the Agent or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Company under this Financing Agreement and/or indebtedness or obligations incurred by, or imposed on, the Agent or the Lenders as a result of environmental claims (other than as a result of willful or grossly negligent actions of the Agent or the Lenders) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to the Agent or any of the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to the Agent or any of the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent or any of the Lenders may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, acceptance of drafts or endorsement of notes or other instruments for the Company's account and benefit by the Agent or any of the Lenders.

Operating Leases shall mean all leases of property (whether real, personal or
----------------
mixed) other than Capital Leases.

Out-of-Pocket Expenses shall mean all of the Agent's present and future expenses
----------------------
incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, any amounts paid by the Agent or any Lender, incurred by or charged to the Agent or any Lender by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's and the Lender's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, title insurance premiums, real estate survey costs, intangibles taxes, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section
10.3 of this Financing Agreement, and (without duplication) all other reasonable attorneys' fees and expenses incurred by the Agent and by the Lenders during the existence of any Default or Event of Default.

Parent shall mean Gorges Holding Corporation, a Delaware corporation.
------

Permitted Encumbrances shall mean:  (i) liens expressly permitted, or consented
----------------------
to, by the Agent in writing; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; (iv) liens granted the Agent for the ratable benefit of the Lenders by the Company; (v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $200,000 (other than liens bonded or insured to the reasonable satisfaction of the Agent; and (vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not (x) senior to the liens of the Agent or (y) for taxes due the United States of America.

Permitted Indebtedness shall mean:  (i) current indebtedness maturing in less
----------------------
than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (ii) the indebtedness secured by the Purchase Money Liens; (iii) indebtedness under Capital Leases permitted by
Section 7.11, (iv) Subordinated Debt; (v) indebtedness arising under the Letters of Credit and this Financing Agreement; (vi) deferred taxes and other expenses incurred in the ordinary course of business; and (vii) other indebtedness existing on the date of execution of this Financing Agreement and listed on Exhibit E hereto and made a part hereof.

Permitted Uses shall mean the repayment in full of existing indebtedness to the
--------------
lenders under the NationsBank Credit Agreement and to Parent in the amount of $1,052,451.30 under the Bridge Note, to pay transactional costs and expenses, and for general corporate purposes.

Prepayment Premium shall:  (i) mean the amount due the Agent, for the ratable
------------------
account of the Lenders, by the Company upon a voluntary prepayment, in whole or in part, of the Term Loans, prior to the fourth Anniversary Date, and (ii) be computed by multiplying the amount so prepaid by (y) the corresponding per annum percentage in effect during such period:

          Period                                 Percentage

          On and after the date of this          3.0%
          Agreement up to and including
          the first Anniversary Date

          After the first Anniversary Date       2.0%
          and including the second
          Anniversary Date

          After the second Anniversary Date        1.0%

          After the fourth Anniversary Date        0%

Purchase Money Liens shall mean liens on any item of equipment acquired after
--------------------
the date of this Financing Agreement provided that (i) each such lien shall attach only to the property to be acquired, and (ii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $1,000,000 in any fiscal year.

Real Estate shall mean the Company's fee and/or leasehold interests in the real
-----------
property which has been, or will be, encumbered, mortgaged, pledged or assigned to the Agent or its designee.

Refunding Loan shall mean the refinancing of any outstanding LIBOR Loan by a new
--------------
LIBOR Loan or a Base Rate Loan, or any combination thereof permitted hereunder.

Required Lenders shall mean the Lenders holding at least 66 2/3% of (i) the
----------------
committed amount of the Line of Credit prior to the termination thereof in accordance with the terms of this Agreement, and (ii) the aggregate outstanding principal amount of the sum of the Obligations after such termination of the Line of Credit.

Revolving Loans shall mean the loans and advances made, from time to time, to or
---------------
for the account of the Company by the Lenders under the Line of Credit pursuant to Section 3 of this Financing Agreement.

Senior Notes shall mean the 11 1/2% Senior Subordinated Notes due 2006 of the
------------
Company in the original aggregate principal amount of $100,000,000, issued pursuant to the Senior Notes Indenture.

Senior Notes Indenture shall mean the Indenture dated as of November 25, 1996
----------------------
between the Company, as Issuer of the Senior Notes, and IBJ Schroder Bank & Trust Company, as Trustee

Senior Noteholders shall mean the holders from time to time of the Senior Notes.
------------------

Subordinated Debt shall mean the debt due (i) CGW and the Parent under the
-----------------
Bridge Note, (ii) the Senior Noteholders under the Senior Notes and (iii) any other Subordinating Creditors, in each case which debt has been subordinated by a subordination agreement or subordination provisions in a note, in form and substance satisfactory to the Agent, to the prior payment and satisfaction of the Obligations.

Subordinating Creditors shall mean (i) CGW and the Parent, with respect to the
-----------------------
Bridge Note, (ii) the Senior Noteholders with respect to the Senior Notes and
(iii) the holders of any other note evidencing Subordinated Debt.

Surplus Cash shall mean for any fiscal year EBITDA, less the sum of (a) all
------------
interest obligations paid or due the Agent, for the ratable account of the Lenders, by the Company, (b) the amount of principal repaid the Agent, for the ratable account of the Lenders, on the Term Loans, (c) Capital

Expenditures of the Company not funded with Loans or other Indebtedness permitted hereunder, (d) any cash loss which is an "extraordinary" item in accordance with GAAP which is otherwise excluded in calculating EBITDA, (e) the amount of principal and interest payments with respect to other Funded Debt not prohibited hereunder and the Bridge Note and (f) all federal, state and local tax obligations of the Company.

Term Loans shall mean the term loans in the aggregate principal amount of
----------
$29,000,000 made by the Lenders pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

Term Notes have the meaning set forth in Section 4.1(a).
----------

Total Liabilities shall mean total liabilities of the Company and its
-----------------
consolidated Subsidiaries determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Company and its consolidated Subsidiaries.

Trademark Security Agreement shall mean the Trademark Security Agreement of even
----------------------------
date herewith, executed by the Company, as amended or supplemented from time to time.


                       ARTICLE 2.   Conditions Precedent
                                    --------------------

     SECTION 2.1   Initial Extension of Credit.  The several obligations of each
                   ---------------------------
Lender to make initial loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

          (a)       Lien Searches - The Agent shall have received tax, judgment
                    -------------
     and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by the Company.

          (b)       Casualty Insurance - The Company shall have delivered to the
                    ------------------
     Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7.5 of this Financing Agreement.

          (c)       Mortgages/Deeds of Trust - The Company shall have executed
                    ------------------------
     and delivered to the Agent, for the ratable benefit of the Lenders, or to an agent of a title insurance company acceptable to the Agent such mortgages and deeds of trust as the Agent may reasonably require to obtain first liens on the Real Estate for the ratable benefit of the Lenders.

          (d)       UCC Filings - Any documents (including without limitation,
                    -----------
     financing statements) required to be filed in order to create, in favor of the Agent, for the ratable benefit of the Lenders, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the applicable Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent, for the ratable benefit of the Lenders, a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

          (e)  Title Insurance Policies - The Agent shall have received, in
               ------------------------
     respect of each mortgage or deed of trust, a mortgagee's title policy (which may be in the form of a marked up unconditional binder for such insurance). Each such policy shall (i) be in an amount satisfactory to the Agent; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to the Agent; (iii) name the Agent, for the ratable benefit of the Lenders, as the insured thereunder; and (iv) contain such endorsements and effective coverage as the Agent may reasonably request, including without limitation the revolving line of credit endorsement. With regard to title insurance policy for Real Estate located in Iowa, the policy may contain an exception for any liens, encumbrances, encroachments or other matters arising after November 27, 1996 at 12:03 p.m., the effective date and time of the mortgagee's policy issued to NationsBank, N.A., in connection with the NationsBank Credit Agreement. The Agent shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

          (f)  Surveys - The Agent and the title insurance company issuing each
               -------
     policy referred to in the immediately preceding paragraph (each, a "Title
                                                                         -----
     Insurance Company") shall have received maps or plats of a perimeter or
     -----------------
     boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to the Agent and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to the Agent and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall (x) be certified to the Agent and the Title Insurance Company and (y) contain a legend reciting as to whether or not the site is located in a flood zone.

          (g)  Examination & Verification- The Agent shall have completed to the
               --------------------------
     satisfaction of the Agent an examination and verification of the Accounts, Inventory, books and records of the Company, a 12 month consolidated cash budget projection (a copy of which shall have been delivered to the Agent and the Lenders), and the Company's consolidated Financial statements for the period ending September 30, 1998 (copies of which shall have been delivered to the Agent and the Lenders).

          (h)  Guaranty - The Parent shall have executed and delivered to the
               --------
     Agent the Guaranty, in form acceptable to the Agent and the Lenders, whereby the Parent guarantees all present and future Obligations of the Company to the Agent and the Lenders.

          (i)  Opinions - Counsel for the Company and the Parent shall have
               --------
     delivered to the Agent opinions dated as of the date hereof satisfactory to the Agent and the Lenders opining, inter alia, that, subject to the (i) filing, priority and remedies provisions of the Uniform Commercial Code,
     (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the Agent: (a) the Guaranty is valid, binding and enforceable according to its terms; and (b) all documents of the Company are (x) valid, binding and enforceable according to their terms, (y) are duly authorized and (z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or its assets are bound.

          (j)  Pledge Agreement Parent shall (a) execute and deliver to the
               ----------------
     Agent a pledge and security agreement and stock powers pledging to the Agent as additional collateral for the Obligations of the Company all of the issued and outstanding stock of the Company and, (b) deliver to the Agent the stock certificates of the Company.

          (k)  Additional Documents - The Company shall have executed and
               --------------------
     delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated between the Company and the Agent and the Lenders, including, without limitation, the Term Notes, the Pledge Agreement, the Trademark Security Agreement and the Guaranty (all such loan documents, including this Financing Agreement and all mortgages, deeds to secure debt and deeds of trust pertaining to the Real Estate, as the same may be amended or otherwise modified from time to time are herein referred to as the "Loan Documents"). The terms of all Loan Documents shall be satisfactory to the Agent and the Lenders in all respects.

          (l)  Bridge Note and Senior Notes - Parent and/or the Company shall
               ----------------------------
     provide the Agent with a copy of the Bridge Note and the Senior Notes Indenture, and the Agent shall be satisfied with the form and substance of the subordination provisions contained in the Bridge Note and the Senior Notes Indenture. It is understood and agreed by the parties hereto that:
     (A) (i) this Financing Agreement is intended to be and is a replacement of the NationsBank Credit Agreement; and (ii) the Obligations hereunder constitute (x) "Obligations under the "Credit Agreement", (y) "Senior Bank Debt" and (z) "Senior Indebtedness" (as those terms are defined in the Senior Notes Indenture) for all purposes under the Senior Notes Indenture; and (B) this Financing Agreement is intended to be and is a replacement of the "Credit Agreement" (as defined in the Bridge Notes); and (ii) the Obligations hereunder constitute (x) "Obligations under the "Credit Agreement", (y) "Senior Debt" (as defined in the Bridge Notes) for all purposes under the Bridge Notes. Parent and/or the Company shall also provide the Agent with copies of (1) an executed original notice to the Trustee under the Indenture in the form attached hereto as Exhibit F, which the Agent may send to the Trustee, and (2) a letter from, and duly executed by, the Parent and CGW in the form attached hereto as Exhibit G, which letter shall include a negative pledge by CGW regarding the stock of the Parent.

          (m)  Environmental Report - The Agent shall have received,
               --------------------
     environmental audit reports on (i) all of the Company's leasehold and fee interests, and (ii) the Company's waste disposal practices. The reports must (x) be satisfactory to the Agent and the Lenders and (y) not disclose or indicate any liability (real or potential) stemming from the Company's premises, its operations, its waste disposal practices or waste disposal sites used by Company.

          (n)  Board Resolution - The Agent shall have received a copy of the
               ----------------
     resolutions of the Board of Directors of the Company and the Parent authorizing the execution, delivery and performance of (i) this Financing Agreement and the Guaranty and Pledge Agreement, respectively, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company and the Parent as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company and the Parent as to the incumbency and signature of the officers of the Company and the Parent executing this Financing Agreement and the Guaranty and the Pledge Agreement, respectively, and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (o)  Corporate Organization - The Agent shall have received (i) a copy
               ----------------------
     of the Certificate of Incorporation of the Company and the Parent, respectively, certified by the Secretary of State of its incorporation, and
     (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and the Parent, and certified by the Secretary or Assistant Secretary of the Company and the Parent, respectively.

          (p)  Officer's Certificate - The Agent shall have received an executed
               ---------------------
     Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred.

          (q)  Absence of Default - No Default, Event of Default or material
               ------------------
     adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred.

          (r)  Appraisals - The Agent shall have received appraisals on the
               ----------
     Company's fixed assets which appraisals shall be conducted by an appraiser within 60 days of the date hereof.

          (s)  Lockbox Agreement - The Agent shall have received a duly executed
               -----------------
     Lockbox Agreement.

          (t)  Legal Restraints/Litigation - At the date of execution of this
               ---------------------------
     Financing Agreement, there shall be no (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Parent or their respective assets, by any agency, division or department of any county, city, state or federal government or (y) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or the Parent or their respective assets, which, in the reasonable opinion of the Agent, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company and/or the Parent.

          (u)  Disbursement Authorization - The Company shall have delivered to
               --------------------------
     the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

          (v)  Opening Availability - After giving effect to all Revolving Loans
               --------------------
     made and Letters of Credit issued at the closing of the transactions described herein, the Company shall have Availability equal to or exceeding $3,000,000.

          (w)  Obligations Brought Current - The Company shall have paid and
               ---------------------------
     brought current any and all debts, obligations and payables of the Company in accordance with their respective terms.

          (x)  Indemnification Letter - In the event any Loan made upon the
               ----------------------
     execution and delivery of this Financing Statement is to be made as a LIBOR Loan, the Company shall have executed and delivered to the Agent on the date which is 3 days prior thereto an indemnification letter whereby the Company shall agree to compensate the Lenders as required by Section 4.3.

          (aa) Cash Flow Projection - The Agent shall have received a 12 month
               --------------------
     cash flow projection, including supporting income statements and balance sheets, in form and substance acceptable to the Agent.

          (bb) NationsBank Payoff Letter- The Agent shall have received from
               -------------------------
     NationsBank, N.A. a payoff letter in form and substance satisfactory to the Agent regarding payment of the obligations under the NationsBank Credit Agreement and release of Liens pursuant thereto.

          (cc)    Landlord's and Warehouseman's Waivers - The Agent shall have
                  -------------------------------------
     received landlord's and warehousemen's waivers, in form and substance satisfactory to the Agent as to each of the following: (1) Corporate Office located at 9441 IBJ Freeway, Suite 214, Dallas, Texas (lease--Lessor is North Creek Business Park); (2) Warehouse located at 5150 Pulaski Street, Dallas, Texas (warehouse operated by United States Cold Storage); (3) Warehouse located at 1530 South Second Street, Cherokee, Iowa (warehouse operated by Cloverleaf Cold Storage); (4) Warehouse located at 2800 Cloverleaf Court, Sioux City, Iowa (warehouse operated by Cloverleaf Cold Storage), (5) Warehouse located at 1609 Eighteenth Street, LeMars, Iowa (warehouse operated by Cloverleaf Cold Storage), (6) Warehouse located at 401 North Grove, Richardson, Texas (warehouse operated by Alfords Refrigerated) and (7) Warehouse located at 200 North Loop 590, Harlingen, Texas (warehouse operated by Valley International Cold Storage).

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company, the Agent, and the Lenders shall otherwise agree herein or in a separate writing.

     Section 2.2  Conditions of Each Extension of Credit.  The obligations of
                  --------------------------------------
each Lender to provide each extension of credit (including the initial extension of credit) shall be subject to the satisfaction of the following conditions:

          (a)     No Event of Default - No Event of Default and no condition
                  -------------------
     which would constitute an Event of Default with the giving of notice or lapse of time shall exist;

          (b)     Representations and Warranties -  The representations and
                  ------------------------------
     warranties contained herein shall be true and correct in all material respects at the date of each extension of credit, except to the extent they expressly relate to an earlier date;

          (c)     Notice of Borrowing - Receipt of a Notice of Borrowing;
                  -------------------

          (d)     Borrowing Base Certificate -  Receipt by the Agent of a
                  --------------------------
     Borrowing Base Certificate dated no more than 7 days prior to the extension of credit, which Borrowing Base Certificate shall include supporting schedules as required by the Agent; and

          (e)     Payment of Fees and Costs - The Company shall have paid the
                  -------------------------
     balance of all fees and costs then payable as referenced herein.

     The request by the Company for, and the acceptance by the Company of, each extension of credit under this Agreement shall be deemed to be a representation and warranty by the Company that the conditions specified above have been satisfied and the after giving effect to such extension of credit the Company shall continue to be in compliance with the advance rates set forth in Section
3.1 and with the Borrowing Base Certificate.

                          ARTICLE 3. Revolving Loans
                                     ---------------

     Section 3.1 Loans and Advances.  Each of the Lenders agrees, subject to the
                 ------------------
terms and conditions of this Financing Agreement from time to time, and within
(x) the Availability and (y) the Line of Credit (but subject to the Agent's right, in its sole discretion, to which each of the Lenders hereby agrees, to cause the Lenders to make "overadvances" as provided below), to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans and refinance existing LIBOR Loans with Refunding Loans). Such loans and advances shall be in amounts up to: (i) eighty five percent (85%) of the outstanding Eligible Accounts Receivable of the Company, and (ii) the lesser of
(x) $10,000,000 or (y) the aggregate value (without duplication) of (A) 65% Eligible Finished Goods and Eligible Raw Meat Inventory and (B) the lesser of $1,000,000 or 40% of Eligible Supply Inventory, each as determined at the lower of cost or market on a first-in first-out basis. Should the Agent for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in the Agent's sole discretion, subject to any additional terms the Agent deems necessary; provided, however, in no event will the aggregate principal amount of
           --------  -------
all "overadvances" not approved by all of the Lenders  exceed $1,000,000.   No
single advance or overadvance hereunder may be outstanding more than thirty-six
(36) months from the date of such advance. The Company promises to pay to the order of each Lender all of the outstanding Revolving Loans, with interest thereon, as provided herein, and if not sooner, on the Termination Date along with all other Obligations as the same become due from time to time. Revolving Loans may be advanced as Base Rate Loans and/or LIBOR Loans. At the direction of the Agent, the Lenders shall automatically and without request of the Company make Revolving Loan advances to pay principal and interest payments on the Term Loans, as and when they become due, and such advances shall be made as Base Rate Loans.

     Section 3.2 Accounts Receivable and Inventory Reports.  In furtherance of
                 -----------------------------------------
the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to the Agent (with a copy thereof to each Lender) weekly, in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of collateral, a certificate in the form attached hereto as Exhibit B (the "Borrowing Base Certificate") and setting forth thereon (or to which is
      --------------------------
attached) such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. On a monthly basis, the Company will execute and deliver to the Agent such confirmatory schedules of Inventory as the Agent may reasonably require. In addition, upon the Agent's request the Company shall provide the Agent with copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

     Section 3.3 Representations and Warranties Regarding Accounts Receivable
                 ------------------------------------------------------------
and Inventory. The Company hereby represents and warrants that: each Account is
-------------
based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; the goods and inventory being sold and the Accounts created are the exclusive property of the Company (subject to the security interest of the Agent) and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Company has advised the Agent pursuant to this Section 3.3. The Company confirms to the Agent and the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that all material taxes and fees will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a material adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain books and records regarding Accounts in accordance with current practices as of the date hereof and agrees that the books and records of the Company will reflect the Agent's interest in the Accounts.

     Section 3.4 Collections of Accounts Receivable; Application to Obligations.
                 --------------------------------------------------------------
The Company shall direct the mailing of all items of payment with respect to Accounts from its account debtors to a lockbox at a post-office box designated by the Agent, or to such other additional or replacement post-office boxes pursuant to the request of the Agent from time to time. The Agent shall have unrestricted and exclusive access to such lockbox pursuant to a lockbox agreement in form and substance satisfactory to the Agent between the Agent, a bank selected by the Agent (the "Lockbox Bank") and acceptable to the Company, and the Company (a "Lockbox Agreement"), pursuant to which, among other things, the Lockbox Bank shall transmit to the Depositary Accounts all checks, cash, notes or other instruments or property received by the Company with respect to any Accounts. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts shall be held by the Company in trust for the Agent, separate from the Company' own property and funds, and immediately turned over to the Agent with proper assignments or endorsements by deposit to the special depository accounts in the Agent's name designated by the Agent for such purposes (the "Depository Accounts"). All
                                                -------------------
amounts received by the Agent in payment of Accounts will be credited to the Company's accounts on the day received, unless received after 2:00 P.M. (Atlanta, Georgia time), in which case such amounts shall be credited to the Depository Accounts on the next succeeding Business Day. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected. All amounts deposited to the Depositary Accounts shall be applied by the Agent, without prior notice to or consent of the Company, to payment of outstanding principal of and accrued and unpaid interest on and fees payable in connection with the Revolving Loans; provided, however, that (i) such application shall be
                          --------  -------
applied first to any Base Rate Loans outstanding and, (ii) any remaining amount shall be retained by the Agent and applied to LIBOR Loans only at the end of the Interest Period.

     Section 3.5 Notification Regarding Collateral Value; Credits and Returned
                 -------------------------------------------------------------
Goods.    The Company agrees to notify the Agent promptly of any matters
-----
materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent, at the direction of the Required Lenders, has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after the Agent's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Lenders' and the Agent's satisfaction in accordance with the terms hereof and on notice from the Agent, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the Agent's name and held by the Company for the Agent's account as owner and assignee.

     Section 3.6 Loan Account.  The Agent and each Lender shall maintain a
                 ------------
separate account on its books in the Company's name in which the Company will be charged with loans and advances made by the Lenders to it or for its account, and with any other Obligations, including, with respect to the Agent, any and Out-of-Pocket Expenses which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Lenders by the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and/or the Lenders by the Company. The Company will be credited with all amounts received by the Agent and the Lenders from the Company or from others for the Company's account, including, as above set forth, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Lender's right to demand payment of any Obligation. Further, it is understood that neither the Agent nor the Lenders shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

     Section 3.7 Monthly Statements.  After the end of each month, the Agent
                 ------------------
shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring among the Agent, the Lenders and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Lenders unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     Section 3.8 Existing Obligations.  The Company hereby waives notice of
                 --------------------
acceptance hereof as well as presentment, demand, protest and notice of non-payment and protest as to this Financing Agreement, the other Loan Documents and with respect to any other document, instrument or agreement to which it is a party. The Company waives any and all defenses based on suretyship, guaranty or any other applicable law, including without limitation all rights and defenses arising out of (i) an election of remedies by the Agent or any of the Lenders or (ii) protections afforded to the Company pursuant to antideficiency or similar laws limiting or discharging the Company's obligations to the Agent or any of the Lenders.


             ARTICLE 4.  The Term Loans; Revolving Loan Mechanisms
                         -----------------------------------------

     Section 4.1 Term Loans.
                 ----------

     (a) The Company hereby agrees to execute and deliver to the Agent, for each Lender, a term note, in the form of Exhibit A attached hereto (individually, a "Term Note" and collectively, the "Term Notes"), payable to
                  ---------                         ----------
such Lender, in the amount of its Commitment, to evidence the Term Loans to be extended by the Lenders.

     (b) Upon such delivery of such Term Notes, each of the Lenders (severally, but not jointly) hereby agrees to extend to the Company its ratable share (in the same percentage which its Revolving Loan commitment bears to the aggregate Revolving Loan commitment of all Lenders) of the Term Loans, in the aggregate principal amount of $29,000,000.

     (c) The principal amount of the Term Loans shall be repaid the Agent, for the ratable account of the Lenders, by the Company by: (i) fifty nine (59) equal monthly principal installments of $355,000 each, followed by (ii) one (1) installment of $8,055,000, whereof the first installment shall be due and payable on April 1, 1999 and the subsequent installments shall be due and payable on the first business day of each month thereafter until paid in full.

     (d) In the event this Financing Agreement or the Line of Credit is terminated by either the Agent or the Company for any reason whatsoever, the Term Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Note or this Financing Agreement.

     (e) The Company may prepay at any time, at its option, in whole or in part, the Term Loans, provided that on each such prepayment, the Company shall pay: (i) accrued interest on the principal so prepaid to the date of such prepayment and (ii) the Prepayment Premium, if any.

     (f) In the event the Company has Surplus Cash in any fiscal year beginning October 4, 1998, the Company must, within 120 days of the end of the fiscal year in which such Surplus Cash accrues, make a Mandatory Prepayment of the Term Loans by an amount equal to fifty percent (50%) of said Surplus Cash.

     (g) Each prepayment shall be applied to the then last maturing installments of principal of the Term Loans.

     (h) The Company hereby authorizes the Agent to charge its Revolving Loan account with the amount of all amounts due under this Section 4.1 as such amounts become due. The

Company confirms that any charges which the Agent may so make to its account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion.

     Section 4.2 Notices of Borrowings.
                 ---------------------

     (a) The Company, upon a request for any LIBOR Loan hereunder, shall give the Agent notice (a "Notice of LIBOR Loan"), which shall be substantially in the
                     --------------------
form of Exhibit C, prior to 11:00 A.M. (Atlanta, Georgia time) at least 3 Business Days before each LIBOR Loan, specifying:

          (i) the date of such Loan, which shall be a LIBOR Business Day in the case of a LIBOR Loan,

          (ii)  the aggregate amount of such Loan, and

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Each LIBOR Loan requested hereunder shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Loan requested may be in the aggregate amount of the unused commitments of the Lenders under the Line of Credit).

     (b) The Company, upon request for any Base Rate Loan hereunder, shall give the Agent notice (a "Notice of Base Rate Loan"), which shall be substantially
                      -------------------------
in the form of Exhibit D attached hereto; a Notice of Base Rate Loan and a Notice of LIBOR Loan are each referred to herein as a "Notice of Borrowing")
                                                       -------------------
prior to 11:00 A.M. (Atlanta, Georgia, time) on the day of such Loan specifying the aggregate amount of such Loan and the date of such Loan, which shall be a Business Day.

     Section 4.3 LIBOR Loans.
                 -----------

     (a) Upon the Agent's receipt of a Notice of LIBOR Loan, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Loan and such request for a Revolving Loan and Notice of LIBOR Loan shall not thereafter be revocable by the Company.

     (b) Notwithstanding anything to the contrary contained in this Financing Agreement, no LIBOR Loan may be made (i) if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived or (ii) while the Company's then current Debt/EBITDA Ratio exceeds 6.0 to 1.0; in either event all Refunding Loans made thereafter shall be made solely as Base Rate Loans (but shall bear interest at the Default Rate of Interest, if applicable).

     (c) In the event the Company's Debt/EBITDA Ratio exceeds 6.0 to 1.0, the Company shall immediately prepay, subject to Section 4.4, all outstanding LIBOR Loans.

     (d) In the event that a Notice of LIBOR Loan fails to specify whether the Loans requested are to be Base Rate Loans or LIBOR Loans, such Loans shall be made as Base Rate Loans.

     (e) Notwithstanding anything to the contrary contained herein, there shall not be more than 6 Interest Periods in effect at any given time.

     (f) Whenever any payment of principal of or interest on the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day.

     Section 4.4 LIBOR Loan Compensation
                 -----------------------

          (a)    If on or prior to the first day of any Interest Period:

                 (i) the Agent determines that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                 (ii) the London Interbank Offered Rate, as the case may be, as reasonably determined by the Agent will not adequately and fairly reflect the cost to any of the Lenders of funding the relevant type of LIBOR Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the type of LIBOR Loans specified in such notice shall be suspended. Unless the Company notifies the Agent at least 2 Business Days before the date of any Loan of such type of LIBOR Loans for which a Notice of LIBOR Loan has previously been given that it elects not to borrow on such date, such Loan shall instead be made as a Base Rate Loan.

          (b) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender or its affiliate (or their lending offices) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender or its affiliate (or their lending offices) to make, maintain or fund its LIBOR Loans, the Agent shall so notify the Company, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make LIBOR Loans shall be suspended. If any Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each LIBOR Loan of such Lender, together with accrued interest thereon. Concurrently with prepaying each such LIBOR Loan, the Company shall borrow a Base Rate Loan in an equal principal amount from such Lender, and such

          (c) If after the date hereof, a change of law or compliance by any Lender or its affiliate (or their lending offices) with any request or directive (whether or not having the force of law) of any Authority:

               (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loan any such requirement included in an applicable LIBOR Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender or its affiliate (or their lending offices); or

               (ii) shall impose on any Lender, or its affiliate (or their lending offices) or on the United States market for the London interbank market any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans; and the result of any of the foregoing is to increase the cost to such Lender (or their lending offices) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender, or its affiliate (or their lending offices) under this Agreement with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand upon the Company by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided that the Lenders agree that they will charge all of their respective customers who are similarly situated with such increased costs without discrimination.

          (d) If any Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender or its affiliate (or their lending offices) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's or its affiliate's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its affiliate's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand upon the Company by such Lender, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Lenders agree that they will charge all of their respective customers who are similarly situated with such increased costs without discrimination.

          (e) Each Lender will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (f) The provisions of this Section shall be applicable with respect to any participant, assignee or other transferee of each Lender, and any calculations required by such provisions shall be made based upon the circumstances of such participant, assignee or other transferee; provided,
                                                                      --------
     that no participant shall be entitled to receive any greater payment under this Section 4.4 than Lender selling such participation would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 4.4(e) requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (g) If (i) the obligation of any Lender to make or maintain any type of LIBOR Loans has been suspended pursuant to this Section or (ii) any Lender has demanded compensation under this Section, and the Company shall, by at least 5 LIBOR Business Days' prior notice to such Lender, have elected that the provisions of this paragraph shall apply to such Lender, then, unless and until such Lender notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

               (i) all Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Base Rate Loans, and

               (ii) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.

          (h) Upon the request of any Lender delivered to the Company, the Company shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

               (i) any payment or prepayment (pursuant to this Section or otherwise) of a LIBOR Loan on a date other than the last day of an Interest Period for a LIBOR Loan (except under the circumstances described in Section 4.2(b)); or

               (ii) any failure by the Company to borrow a LIBOR Loan on the date for the LIBOR Loan of which such LIBOR Loan is a part specified in the applicable Notice of LIBOR Loan delivered pursuant hereto; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for a LIBOR Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such LIBOR Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such LIBOR Loan provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on a reasonably equivalent investment of comparable amounts having terms comparable to such period placed with it for such investment.

          Section 4.5 Agent and Lender Advance Mechanics. Unless the Agent
                      ----------------------------------
     determines that any applicable condition specified in Article 2 hereof has not been satisfied, the Agent will make each Revolving Loan requested by the Company available to the Company. Not later than 12:00 P.M. (Atlanta, Georgia time) on the last Business Day of each week (each a Settlement
                                                                 ----------
     Date), each Lender shall make available to the Agent its ratable share of
     ----
     all (i) outstanding Revolving Loans, plus accrued interest thereon at a rate per annum equal to the rate in effect pursuant to Section 8.1 for each such Revolving Loan for each day during the period from the date of such Revolving Loan until such sum shall be paid in full, and (ii) any Revolving Loans requested on such date by the Company pursuant to any Notice of Borrowing, in Federal or other funds immediately available in Atlanta,
     Georgia to the Agent at its address pursuant to Section 12.7.   Unless the
     Agent receives notice from a Lender, at the Agent's address referred to in or specified pursuant to Section 12.7, no later than 4:00 P.M. (Atlanta, Georgia time) on the Business Day before the date a Revolving Loan is requested by the Company, stating that such Lender will not make any such Revolving Loan amounts available to the Agent on the next Settlement Date, the Agent shall be entitled to assume that such Lender will make such Revolving Loan on the next Settlement Date and, in reliance on such assumption, the Agent will make available such Lender's ratable share of such Revolving Loan to the Company for the account of such Lender. If such Lender does not in fact make its ratable share of such Revolving Loan available on any Settlement Date, the Agent shall be entitled to recover such Lender's ratable share from such Lender or the Company (and for such purpose shall be entitled to charge such amount to any account of any of the Company maintained with the Agent), together with interest thereon for each day during the period from the date of such Revolving Loan until such sum shall be paid in full at a rate per annum equal to the rate in effect pursuant to Section 8.1 for each such day during such period, provided that
                                                                   --------
     (i) any such payment by the Company of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the Company may have against such Lender and (ii) until such Lender has paid its ratable share of such Revolving Loan, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Revolving Loan for any purpose hereunder.

     Section 4.6 Payment Free of Withholding Taxes.
                 ---------------------------------

          (a) All payments of principal, interest and fees and all other amounts to be made by the Company pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being Taxes). In the event that the Company is
                                      -----
     required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Company shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Company shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Company fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Company hereby agrees to compensate such Lender for, and indemnify it with respect to, the tax consequences of the Company's failure to provide evidence of tax payments or tax exemption.

          (b) Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Company to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption,
     --------
     or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Company shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

          (c) In the event any Lender receives a refund of any Taxes paid by the Company pursuant hereto, it will pay to the Company the amount of such refund promptly upon receipt thereof; provided that if at any time
                                           --------
     thereafter it is required to return such refund, the Company shall promptly repay to it the amount of such refund.

                         ARTICLE 5.  Letters of Credit
                                     -----------------

     In order to assist the Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Company has requested the Agent to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's credit to the Company and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

     Section 5.1   Assistance in Obtaining Letters of Credit.  The amount,
                   -----------------------------------------
purpose and extent of the Letters of Credit and changes or modifications thereof by the Company and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of the Agent in the exercise of its reasonable discretion provided however, that: (i) in no event may the aggregate amount of all such outstanding Letters of Credit exceed, in the aggregate, at any one time $3,000,000, and (ii) the Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to the Company and the Agent, and the Issuing Bank. Each Lender hereby agrees that it has a risk participation with respect to each Letter of Credit Guaranty in a ratable amount in accordance with the percentage which its Revolving Loan commitment bears to the Revolving Loan commitment of all Lenders. Each Lender hereby agrees that it has a risk participation with respect to each Letter Credit Guaranty in a ratable amount in accordance with the percentage which its Revolving Loan commitment bears to the Revolving Loan commitment of all Lenders and that upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, each of the Lenders shall fund to the Agent its ratable share thereof promptly upon the request of the Agent, if the Agent has not been reimbursed therefor by the Company.

     Section 5.2  Charges to Loan Account.  The Agent shall have the right,
                  -----------------------
without notice to the Company, to charge the Company's account on the Lenders' books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent or any of the Lenders under the Letters of Credit Guaranty at the earlier of (i) payment by the Agent under the Letters of Credit Guaranty, or (ii) the occurrence of an Event of Default. Any amount charged to Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 of this Financing Agreement.

     Section 5.3  Indemnification.  The Company unconditionally indemnifies
                  ---------------
CITBC, the Agent and the Lenders and holds CITBC, the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the CITBC, the Agent or the Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC, the Agent or a Lender (with respect to its own actions) under the Letters of Credit Guaranty. The Company further agrees to hold CITBC, the Agent and the Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC, the Agent and the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the gross negligence or willful misconduct of the CITBC, the Agent, or a Lender (with respect to its own actions). The Company agrees that any charges incurred by CITBC, the Agent or a Lender for the Company's account by the Issuing Bank shall be conclusive on and may be charged to the Company's account.

     Section 5.4  Exculpation.  Neither CITBC, the Agent, nor the Lenders shall
                  -----------
be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, neither CITBC, the Agent nor the Lenders shall be responsible for any act or omission with respect to or in connection with any Collateral.

     Section 5.5  Actions by the Agent.  The Company agrees that any action
                  --------------------
taken by CITBC, the Agent or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put CITBC, the Agent or the Lenders in any resulting liability to the Company. In furtherance thereof, CITBC, the Agent and each of the Lenders shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's, the Agent's or such Lender's sole name (as the case may be), and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, the Agent or such Lender, all without any notice to or any consent from the Company.

     Section 5.6  Limitations on Actions by the Company.  Without the Agent's
                  -------------------------------------
express consent and endorsement in writing, at the direction of the Required Lenders, the Company agrees: (i) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (ii) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (a) clear and resolve any questions of non-compliance of documents, or (b) give any instructions as to acceptances or rejection of any documents or goods.

     Section 5.7  Compliance with Laws; Responsibility for Taxes.  The Company
                  ----------------------------------------------
agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     Section 5.8  Subrogation.  Upon any payments made to the Issuing Bank under
                  -----------
the Letter of Credit Guaranty, CITBC, the Agent and the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC, the Agent or the Lenders and apply in all respects to the CITBC, the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.


                            ARTICLE 6.  Collateral
                                        ----------

     Section 6.1  Grant of Security Interest.  As security for the prompt
                  --------------------------
payment in full of all loans and advances made and to be made to the Company from time to time by the Lenders pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to the Agent, for the ratable benefit of the Lenders, a continuing general lien upon and security interest in all of its:

             (i) present and hereafter acquired Inventory;

            (ii) present and hereafter acquired Equipment;

           (iii) present and future Accounts;

            (iv) present and future Documents of Title;

             (v) present and future General Intangibles; and

            (vi) Real Estate.

     Section 6.2  Scope of Security Interest.  The security interests granted
                  --------------------------
hereunder shall extend and attach to:

               (i) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account, and, if any Collateral is Equipment, whether the Company's interest in such Equipment is as owner or lessee or conditional vendee;

              (ii) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

             (iii) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof.

     Section 6.3  Protection and Sale of Inventory.  The Company agrees to
                  --------------------------------
safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until the Agent has given the Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent in accordance with Section 3.4 of this Financing Agreement. The Agent, at the direction of the Required Lenders, shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Agent's and the Required Lenders' satisfaction in accordance with the terms hereof, in which event no further disposition shall be made of the Inventory by the Company without the Agent's and the Lenders' prior written approval. Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the prior written approval of the Agent and the Required Lenders, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the Agent as the exclusive property of the Agent, and shall be delivered immediately by the Company to the Agent in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the

Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     Section 6.4  Protection and Sale of Equipment.  The Company agrees at its
                  --------------------------------
own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Company also agrees to safeguard, protect and hold all Equipment for the Agent's account and make no disposition thereof unless the Company first obtains the prior written approval of the Agent and the Lenders. Any sale, exchange or other disposition of any Equipment shall only be made by the Company with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for the Agent as the Agent's exclusive property, and shall be delivered immediately by the Company to the Agent in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Company may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Company's operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed $1,000,000 in the aggregate in any fiscal year and (b) the proceeds of such sales or dispositions are delivered to the Agent in accordance with the foregoing provisions of this paragraph, except that the Company may retain and use such proceeds to purchase forthwith replacement Equipment which the Company determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default.

     Section 6.5  Continuation of Security Interests.  The rights and security
                  ----------------------------------
interests granted to the Agent hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of the Agent and/or the Lenders may from time to time be temporarily in a credit position, until the final payment in full to the Agent for itself and the Lenders of all Obligations and the termination of this Financing Agreement.

     Section 6.6  Right to Determine Remedies.  To the extent that the
                  ---------------------------
Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent, at the direction of the Required Lenders, shall have the right in the their sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

     Section 6.7  Additional Security; Right to Charge Obligations.  Any
                  ------------------------------------------------
reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of the Agent or any Lender may be held by the Agent or such Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent or any Lender may have in any other assets of the Company shall secure payment and performance of all now existing and future Obligations. The Agent and the Lenders may in their discretion charge any or all of the Obligations to the account of the Company when due.

     Section 6.8  Further Security.  This Financing Agreement and the
                  ----------------
obligation of the Company to perform all of its covenants and obligations hereunder are further secured by a mortgage, deed of trust or assignment on the Real Estate.

     Section 6.9  Delivery of Additional Instruments. (i) The Company shall
                  ----------------------------------
give to the Agent, and/or cause the appropriate party to give to the Agent, from time to time such additional or supplemental mortgage, deed of trust or assignments on the Real Estate or real estate acquired after the date hereof as the Agent shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Agent.

          (ii) The Company shall give to the Agent, and/or shall cause the appropriate party to give to the Agent, from time to time such additional or supplemental pledge or security agreements with respect to General Intangibles of the Company and Capital Stock of the Company as the Agent shall require to obtain valid first liens thereon.

     Section 6.10 Delivery of Additional Warehousemen's Waiver.   The Company
                  --------------------------------------------
shall use commercially reasonable efforts to deliver to the Agent, within 45 days after closing, warehousemen's waivers, in form and substance satisfactory to the Agent, as to the following warehouse location at which Inventory is located: 2130 Old Georgia Highway, Gaffney South Carolina 29340 (warehouse operated by Modern Cold Storage).

     Section 6.11 Delivery of Iowa Mortgagee Title Insurance Policy.  The
                  -------------------------------------------------
Company shall deliver to the Agent within 45 days after closing a mortgagee title insurance policy for the Real Estate located in Iowa (the "Iowa Property") or an endorsement to the policy issued with respect to the Iowa Real Estate at closing (the "Preliminary Iowa Title Policy"). Said final policy or endorsement, as applicable, shall (i) be consistent with the Preliminary Iowa Title Policy but shall have as an effective date the date and time of the recording of the insured mortgage; and (ii) not except to any liens, encumbrances, encroachments or other matters arising after November 27, 1996, at 12:03 p.m., the effective date and time of the mortgagee's policy issued to NationsBank, N.A., in connection with the NationsBank Credit Agreement.

     Section 6.12 Delivery of Documents Relating to Texas Real Estate.  The
                  ---------------------------------------------------
Company shall deliver to the Agent within 45 days after closing the following items with respect to the Real Estate located in Garland, Dallas County, Texas (the "Garland Property") and in Harlingen, Cameron County, Texas (the "Harlingen Property"): (i) with respect to the Garland Property, evidence of recording in the Official Records of Dallas County, Texas, of an instrument of abandonment by the City of Garland, Texas regarding the electric easements created by that certain plat recorded in Volume 820, Page 1498, Plat Records of such county; (ii) with respect to the Harlingen Property, evidence of recording on the public records of Cameron County, Texas, of an instrument of release or termination of that certain abstract of judgment filed May 16, 1996 in Volume 3847, Page 201, Official Records of such county.


            ARTICLE 7.   Representations, Warranties and Covenants

     Section 7.1  Company Liabilities; Ownership of and Rights to Collateral.
                  ----------------------------------------------------------
The Company hereby warrants and represents and/or covenants that: (i) the fair value of the Company's assets exceeds the book value of the Company's liabilities; (ii) the Company is generally able to pay its debts as they become due and payable; and (iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of legal title to the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others, other than the Permitted Encumbrances; that the Company will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of the Company and that the Equipment is and will only be used by the Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Company without the prior written approval of the Agent and the Lenders except as otherwise permitted in Section
6.4 of this Financing Agreement.

     Section 7.2  Books and Records; Right of Inspection; Appraisals.  The
                  --------------------------------------------------
Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Company agrees that the Agent or its agents may enter upon the Company's premises from time to time upon reasonable notice and during normal business hours, for the purpose of inspecting the Collateral, and any and all records pertaining thereto, including without limitation, the performance of appraisals by appraisers selected and retained by the Agent of any portion or all of the Company's inventory. The Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Lenders and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon, or pursuant to sales in the ordinary course of business not otherwise prohibited pursuant hereto. The Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent therein.

     Section 7.3  Collateral Schedules.  The Company agrees to:  execute and
                  --------------------
deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral pledged to the Agent hereunder. The Company's failure, however, to promptly give the Agent such statements, or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral.

     Section 7.4  Further Assurances.  The Company agrees to comply with the
                  ------------------
requirements of all state and federal laws in order to grant to the Agent valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. The Agent is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; transferring proceeds of Collateral to the Agent's possession; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement.

     Section 7.5  Insurance.
                  ---------

          (a) The Company agrees to maintain insurance on the Company's Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent, for the ratable benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's or the Lenders' part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Agent's and the Lenders' satisfaction in accordance with the terms hereof, the Agent shall, at the direction of the Required Lenders, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

          (b)   (i)   In the event of any loss or damage by fire or other
          casualty, insurance proceeds relating to Inventory shall be applied to reduce the outstanding Revolving Loans.

               (ii) In the event any part of the Company's Real Estate or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $1,000,000, the Agent shall promptly apply such Proceeds to reduce the Company's outstanding balances under the Revolving Loan account.

               (iii) As long as an Event of Default has not occurred (which is not cured to the Agent's satisfaction), the Company has sufficient business interruption insurance to replace the lost profits of any of the Company's facilities, and the Proceeds are in excess of $1,000,000, the Company may elect (by delivering written notice to the Agent) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Company does not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, apply the Proceeds to the payment of the Term Loans.

               (iv) If the Company elects to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, (a) proceeds of insurance on Equipment and Real Estate in excess of $1,000,000 will be paid to the Agent and held by it as a reserve subject to the provisions of this clause (iv). So long as no Event of Default is in existence, the Agent will credit the Company's loan account with interest on the average daily amount of such reserve at a rate equal to the sum of (x) the Adjusted London Interbank Offered Rate, minus (y) 3%, at the end of each calendar month. The amounts held in reserve will be disbursed to the Company dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, the Company shall provide the Agent with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Company (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

               (v) The Company agrees to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection herewith.

     Section 7.6  Taxes.  The Company agrees to pay, when due, all taxes,
                  -----
assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder (x) for taxes due the United States of America or (y) which in the Agent's reasonable opinion would create a valid obligation having priority over the rights granted to the Agent herein, the Agent may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     Section 7.7  Compliance with Laws.  The Company:  (a) agrees to comply with
                  --------------------
all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent may sustain or incur (other than as a result of the willful or grossly negligent actions of the Agent or any Lender with respect to its own actions) in connection with any claim or expense asserted against the Agent or any Lender as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this
Section 7.7 if (i) the failure to comply with the requirements of this Section
7.7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within fifteen (15) business days following the Company's receipt of notice of such failure.

     Section 7.8  Reports and Financial Information.  Until termination of the
                  ---------------------------------
Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent (acting at the direction of the Required Lenders) shall have otherwise consented in writing, the Company will furnish to the Agent, within ninety (90) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet and an audited Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries of each for such year, audited and certified by independent public accountants selected by the Company and satisfactory to the Agent; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified as to fairness of presentation and accuracy by an authorized financial or accounting officer of the Company; promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; promptly upon the filing thereof, copies all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Company shall have filed with the Securities and Exchange Commission; and from time to time, such further information regarding the business affairs and financial condition of the Company as the Agent may reasonably request, including without limitation annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge
                     -----------------
that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

Section 7.9  Net Worth.  The Company shall maintain at the end of each of the
             ---------
periods below, a Net Worth of not less than:


                Period                                                      Net Worth
                ------                                                      ---------
          Fiscal quarter ending on or about March 31, 1999                  $50,000,000

          Fiscal quarter ending on or about June 30, 1999                   $49,000,000

          Fiscal quarter ending on or about September 30, 1999              $50,000,000

          Fiscal quarters ending on or about December 31,
          1999 through the fiscal quarter ending on or about                the sum of the Net
          September 30, 2000                                                Worth required for
                                                                            the preceding fiscal
                                                                            quarter plus $750,000

          Each fiscal quarter thereafter                                    the sum of the Net
                                                                            Worth required for

                                                           the preceding fiscal
                                                           quarter plus
                                                           $1,000,000.

     Section 7.10 Negative Covenants.  Until termination of the Financing
                  ------------------
Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of the Agent (acting at the direction of the Required Lenders) in accordance with the terms hereof, except as otherwise herein provided, the Company will not:

          (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

          (b) Incur or create any Indebtedness other than the Permitted Indebtedness;

          (c) Borrow any money on the security of the Company's Collateral from sources other than the Agent and the Lenders;

          (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise provided by this Financing Agreement, or
     (ii) either all or substantially all of the Company's other assets;

          (e) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company;

          (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (g) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Company may (i) make dividends payable solely in the same class of capital stock of such Person, (ii) make dividends or other distributions payable to the Parent in such amounts as are necessary to enable the Parent to pay taxes and other recurring expenses in the ordinary course of business consistent with historical practices, (iii) as permitted by Section 7.15 or Section 7.16, (iv) make any payment (a) in connection with the repurchase of outstanding shares of capital stock of the Company or the Parent following the death, disability or termination of employment of any officer, director or shareholder of the Company or the Parent and (b) of amounts required to be paid to participants or former participants in employee benefit plans upon any termination of employment by such participants as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b) not to exceed $1,000,000 in any fiscal year (provided that any unused amount may be carried over to any subsequent fiscal year subject to a maximum amount of $1,500,000 in any fiscal year), (v) make payments to the Parent pursuant to a tax sharing agreement under which the Company is allocated its proportionate share of the tax liability of the affiliated group or corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis), (vi) make loans, advances, dividends or distributions to the Parent to pay for corporate, administrative and operating expenses in the ordinary course of business, including payment of directors and officers' liability insurance premiums and directors' fees, in an aggregate amount not the exceed $1,000,000 in any fiscal year and
     (vii) (A) make loans advances, dividends or distributions to the Parent not to exceed an amount necessary to permit the Parent to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting or other obligations under this Financing Agreement and the Loan Documents, and (B) make loans or advances to the Parent not to exceed an amount necessary to permit the Parent to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Company, which, unless such offering shall have been terminated by the board of directors of the Parent, shall be repaid to the Company promptly out of the proceeds of such offering;

          (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation, other than loans and advances in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding or as permitted pursuant to subsection (g) above;

          (i) Use the proceeds of any Loan hereunder for a purpose other than the Permitted Uses.

     Section 7.11 Capital Expenditures.   Without the prior written consent of
                  --------------------
the Agent (acting at the direction of the Required Lenders) in accordance with the terms hereof, the Company will not: (a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Company during any fiscal year would exceed $750,000 or (b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of $4,000,000; provided however, that to the extent Capital Expenditures during any fiscal year are less than $4,000,000, the Company may carry over to the next fiscal year 75% of the difference between $4,000,000 and the Capital Expenditures actually incurred to increase the subsequent year's annual limitation of $4,000,000 by such amount.

     Section 7.12 Fixed Charge Coverage Ratio.  The Company shall maintain at
                  ---------------------------
the end of each fiscal period, an Fixed Charge Coverage Ratio of at least:

               Fiscal Period Ending on or about                     Ratio
               --------------------------------                     -----


          for the fiscal quarter ending on or about March 31, 1999                           1.10 to 1.0

          for the fiscal quarter ending on or about June 30, 1999,
          and the immediately preceding fiscal quarter                                       1.10 to 1.0

          for the fiscal quarter ending on or about on September 30,
          1999, and the immediately preceding two fiscal quarters                            1.10 to 1.0

          for each fiscal quarter ending on or about on December 31,
          1999,  and the immediately preceding three fiscal quarters                         1.15 to 1.0

          for each fiscal quarter ending on or about on March 31,
          2000 and the immediately preceding three fiscal quarters                           1.25 to 1.0

          for each fiscal quarter ending on or about June 30,
          2000 and December 31, 2000,  and the immediately
          preceding three fiscal quarters                                                    1.30 to 1.0

          for each fiscal quarter ending after the fiscal quarter ending on or about December 31, 2000, and the immediately
          preceding three fiscal quarters                                                    1.40 to 1.0

     Section 7.13 Leverage Ratio.  The Company shall maintain at the end of each
                  --------------
fiscal quarter ending on or about the dates set forth below a Leverage Ratio of not more than:

                    Period                                      Ratio
                    ------                                      -----

          from the Effective Date to September 30, 1999        2.4 to 1.0

          from October 1, 1999, to March 31, 2000              2.1 to 1.0

          from April 1, 2000 to September 30, 2000             1.9 to 1.0

          from October 1, 2000 to March 31, 2001               1.7 to 1.0

          from April 1, 2001 to June 30, 2001                  1.6 to 1.0

          from and after September 1, 2001                     1.5 to 1.0

     Section 7.14 Environmental Expenditures and Notices.  The Company agrees to
                  --------------------------------------
advise the Agent and the Lenders in writing of: (i) all expenditures (actual or anticipated) in excess of $75,000 during any period of 12 consecutive months for
(x) environmental clean-up, (y) environmental compliance or (z) environmental testing and the impact of said expenses on the Company's Availability; and (ii) any written notices the Company receives from any local, state or federal authority advising the Company of any material environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent and the Lenders with copies of all such notices if so required.

     Section 7.15   Transactions with Affiliates.  Without the prior written
                    ----------------------------
consent of the Agent (acting at the direction of the Required Lenders) in accordance with the terms hereof, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any affiliate of the Company except upon arms-length terms and except for (a) transactions between or among the Company and/or its wholly owned Subsidiaries, (b) advances to officers of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company of in connection with any relocation, (c) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or the Parent in the ordinary course of business, (d) any employment agreement that is in effect on the date hereof and any such agreement entered into by the Company or the Parent after the date hereof in the ordinary course of business of the Company or the Parent, (e) any payment that is not prohibited by Section 7.10(g), (f) payments to CGW Southeast III, L.L.C., a Delaware limited liability company and the general partner of CGW, of amounts payable pursuant to the Consulting Agreement as in effect on the date hereof and (g) the delegation by CGW of its rights and obligations under the Consulting Agreement to CGW Southeast Management III, L.L.C., a Georgia limited liability company and wholly-owned Subsidiary of CGW.

     Section 7.16   Subordinated Debt.  The Company shall not make any election
                    -----------------
to have Section 8.02 (pertaining to legal defeasance) or 8.03 (pertaining to covenant defeasance) of the Subordinated Notes Indenture applicable to any of the Senior Notes, or make any payments to the defeasance trust pursuant to
Section 8.04 of the Subordinated Notes Indenture. The Company shall not make any payment (principal or interest) with respect to or in connection with (i) the Senior Notes, in contravention of the subordination provisions contained therein and (ii) with respect to other Subordinated Debt (including the Bridge Note), unless no Default or Event of Default is in existence and both (a) the Company would have $5,000,000 of Availability after the making of any such payment, and
(b) the Company's Fixed Charge Coverage Ratio for the immediately preceding two fiscal quarters ending after the fiscal quarter ending on or about March 31, 1999 exceeds 1.25 to 1.0.

     Section 7.17   Warranties and Representations Relating to Surveys, Matters
                    -----------------------------------------------------------
Affecting Title, and Zoning.
---------------------------

          (a)  Surveys - The Company has furnished the following surveys to the
               -------
Collateral Agent: (a) that certain Tyson Foods Survey, prepared by Needham Wright Laskey Engineers Inc., Robert M. Needham, Texas Registered Professional Land Surveyor No. 3759, dated November 21, 1996 (for Real Estate located in Garland, Dallas County, Texas); (b) that certain Boundary and Improvement Survey, prepared by Martin & Brown Engineering--Surveying, J.T. Thompson, Texas Registered Professional Land Surveyor No. 4604, dated November 5, 1996, and last revised November 22, 1996 (for Real Estate located in Harlingen,

Cameron County, Texas); and (c) that certain ALTA/ACSM Land Title Survey, prepared by Dewild Grant Reckert & Associates Co., Kevin D. Jongerius, Iowa Licensed Surveyor No. 10041, dated November 20, 1996 (for Real Estate located in Sioux Center, Sioux County, Iowa). As to each survey referenced in the preceding sentence, the Company warrants and represents on the date hereof that all improvements, encumbrances, encroachments and other matters are accurately depicted for the relevant property and that there have been no changes to that property (including new construction) since the date of the survey that would be depicted on a current, accurate survey of that property.

          (b)  Matters Affecting Title -- For that Real Estate located in Iowa,
               -----------------------
there are no liens, easements, or other encumbrances affecting title other than those matters shown in that mortgagee's policy with an effective date and time of November 27, 1996 at 12:03 p.m., which was issued to NationsBank, N.A., in connection with the NationsBank Credit Agreement.

          (c)  Zoning.  The Real Estate is currently in compliance with all
               ------
applicable zoning restrictions, including, as applicable, permitted use, setback, height, lot width, lot coverage, parking, and other restrictions.

                     ARTICLE 8  Interest, Fees and Expenses
                                ---------------------------

     Section 8.1    Interest.  (a) Each LIBOR Loan shall bear interest on the
                    --------
outstanding principal amount thereof, for the Interest Period Applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than monthly, at monthly intervals after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any LIBOR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (b) Interest on each Base Rate Loan shall be payable monthly as of the end of each month and shall be an amount equal to the Applicable Margin plus the Chase Manhattan Bank Rate.

          (c) The interest rates hereunder shall be calculated based on a 360-day year. The Agent shall be entitled to charge the Company's account at the rate provided for herein when due until all Obligations have been paid in full.

     Section 8.2    Letter of Credit Guaranty Fee.  In consideration of the
                    -----------------------------
Letter of Credit Guaranty of the Agent, the Company shall pay the Agent the Letter of Credit Guaranty Fees which shall be an amount equal to one and one-half percent (1.5%) per annum, payable monthly, on the face amount of each standby or documentary Letter of Credit less the amount of any and all amounts previously drawn under such standby or documentary Letter of Credit.

     Section 8.3    Issuing Bank Costs.  Any charges, fees, commissions, costs
                    ------------------
and expenses charged to CITBC, the Agent or the Lenders for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC, the Agent or the Lenders and when made by any such Issuing Bank shall be conclusive.

     Section 8.4    Out-of-Pocket Expenses.  The Company shall reimburse or
                    ----------------------
pay the Agent and/or the Lenders, as the case may be, for: (i) all Out-of-Pocket Expenses and (ii) any applicable Documentation Fees. In the event that the Agent and the Lenders are not reimbursed or paid for such Out-of-Pocket Expenses and/or Documentation Fees within 5 Business Days after demand upon the Company therefor, the Company authorizes the Agent and the Lenders to make Revolving Loans in payment thereof.

     Section 8.5    Line of Credit Fee.  Upon the last Business Day of each
                    ------------------
month, commencing with March 5, 1999, the Obligors shall pay the Agent, for the ratable account of the Lenders, the Line of Credit Fee.

     Section 8.6    Loan Facility Fee.  To induce Lenders to enter into this
                    -----------------
Financing Agreement and to extend to the Company the Revolving Loan, the Company shall pay to the Agent a Loan Facility Fee in the amount of $675,000 payable upon execution of this Financing Agreement.

     Section 8.7    Administrative Agency Fee.  On the date of this Agreement
                    -------------------------
and on each Anniversary Date, the Company shall pay solely for the account of the Agent the Administrative Agency Fee.

     Section 8.8    Syndication Fee. The Company shall pay to the Agent a
                    ---------------
Syndication Fee in the amount of $1,350,000 payable as follows: $325,000 upon execution of this Financing Agreement; $500,000 on September 5, 1999; and $400,000 on the first Anniversary Date hereof.

     Section 8.9    Field Examination Fees.  The Company shall pay the Agent's
                    ----------------------
standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Company is paying a Administrative Agency Fee.

     Section 8.10   Authorization to Charge Loan Account.  The Company hereby
                    ------------------------------------
authorizes the Agent, for the ratable benefit of the Lenders, to charge the Company's account with the Lenders with the amount of all payments due hereunder as such payments become due. The Company confirms that such charges will be made as an accommodation to the Company and solely at the Agent's discretion.

                               ARTICLE 9  Powers
                                          ------

     The Company hereby constitutes the Agent or any person or agent the Agent may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to the Agent have been paid in full:

          (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c) To request from customers indebted on Accounts at any time, in the name of the Agent or the Company or that of the Agent's designee, information concerning the amounts owing on the Accounts;

          (d) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Company's account; and

          (e) To take or bring, in the name of the Agent or the Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Agent's and the Required Lenders' satisfaction in accordance with the terms hereof.


                   ARTICLE 10. Events of Default and Remedies
                               ------------------------------

     Section 10.1   Events of Default.  Notwithstanding anything hereinabove to
                    -----------------
the contrary, the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

          (a) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;

          (b) the failure of the Company to generally meet debts as they mature;

          (c) the commencement by or against the Company of any bankruptcy, insolvency, arrangement, liquidation, reorganization, receivership or similar proceedings under any federal or state law;

          (d) breach by the Company of any warranty, representations or covenant contained herein (other than those referred to in sub-paragraph
     (e) below) or in any other written agreement between the Company or the Agent and/or the Lenders, provided that such breach by the Company of any of the covenants referred in this clause (d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied, as determined by the Agent in the exercise of its discretion, for a period of thirty (30) days from the date of such breach; or

          (e) breach by the Company of any covenant contained in any of Sections 3.3 (other than the third sentence thereof), 3.4, 4.3(c), 6.3, 6.4 (other than the first sentence thereof), 7.1, 7.5, 7.6, 7.9 through 7.13 or 7.16; or

          (f) failure of the Company to pay any of the Obligations within five
     (5) business days of the due date thereof (other than principal at maturity), provided that nothing contained herein shall prohibit the Agent, for the ratable benefit of the Lenders (except for Obligations owed solely to the Agent pursuant hereto) from charging such amounts to the Company's account on the due date thereof; or

          (g) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness outstanding of the Company (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Company) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Company); or

          (h) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any Reportable Event as defined in ERISA, (iv) terminate any Plan, as defined in ERISA or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph (h) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company; or

          (i) without the prior written consent of the Agent and the Lenders, the Company shall (x) amend or modify the subordination provisions of the Subordinated Debt, or any other provision thereof in a manner which is detrimental to the interests of the Agent and the Lenders, or (y) make any payment on account of the Subordinated Debt except as permitted in the Subordination Agreement; or

          (j) CGW ceases for any reason whatsoever to own 48% of the common stock of the Parent or the Parent ceases to own 100% of the common stock of the Company.

     Section 10.2   Acceleration and Termination; Default Rate of Interest. Upon
                    ------------------------------------------------------
the occurrence of a Default and/or an Event of Default, at the option of the Required Lenders, the obligation of the Lenders to make revolving loans and/or cause the opening of Letters of Credit shall cease unless such Default or Event of Default is waived or cured to the Required Lenders' satisfaction in accordance with the terms hereof, and, at the option of the Agent, acting at the direction of the Required Lenders, upon the occurrence of an Event of Default:
(i) all Obligations shall become immediately due and payable; (ii) the Agent, acting at the direction of the Required Lenders, may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided (a) the Agent, at the direction of the Required Lenders, has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in
Section 10.1(c) and (b) the Company has failed to cure the Event of Default within thirty (30) days after (x) the Agent deposited such notice in the United States mail or (y) the occurrence of the Event of Default listed in Section 10.1(c); and (iii) the Agent may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in Section 10.1(c); and
(iv) the Company shall provide the Agent with cash collateral in an amount equal to 105% of all outstanding Letters of Credit. The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Required Lenders.

     Section 10.3   Remedies Respecting Collateral. Immediately upon the
                    ------------------------------
occurrence of any Event of Default, the Agent, acting at the request of the Required Lenders, may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent, acting at the direction of the Required Lenders, may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or the Agent or the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or the Agent or the Lenders; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Required Lenders sole option and discretion, and the Agent, acting at the direction of and on behalf of the Lenders, may credit bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment without judicial process, and to enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent, acting at the direction of the Required Lenders, shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or the Agent or the Lenders, or in the name of such other party as the Agent, acting at the direction of the Required Lenders, may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent, acting at the direction of and on behalf of the Required Lenders shall have the right to purchase at any such sale and credit bid with respect thereto. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent, acting at the direction of the Required Lenders, shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Required Lenders shall deem appropriate. The Company agrees, at the request of the Agent acting at the direction of the Required Lenders, to assemble the Inventory and Equipment and to make it available to the Agent at premises of the Company or elsewhere and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Company's Obligations, whether due or to become due, in the following order: (i) Out-of-Pocket Expenses, (ii) pro rata to the fees due the Agent and the Lenders hereunder, (iii) interest, (iv) principal, and (v) any other amounts due the Agent or the Lenders hereunder. The Company shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage, deed of trust or assignment on the Real Estate shall govern the rights and remedies of the Agent thereto.


                           ARTICLE 11.  Termination
                                        -----------

     Except as otherwise permitted herein and without prejudice to any of the Lenders' or the Agent's rights, remedies and powers hereunder relating to the Obligations and the Collateral, this Financing Agreement and the Line of Credit shall terminate on March 5, 2004 (as extended as provided hereinbelow, the Termination Date). Provided, however, prior to the date which is 60 days before the fifth Anniversary Date (but not earlier than 90 days before such fifth Anniversary Date), the Company may request in writing to the Agent and each Lender that the current Termination Date be extended for an additional 365 days. In such event, each Lender shall notify the Company and the Agent at least 45 days prior to the current Termination Date whether or not it chooses to extend the Termination Date for such an additional 365 day period (but any Lender which fails to give such notice within such period shall be deemed not to have extended); provided, that the Termination Date shall not be extended with respect to any of the Lenders unless:

          (i) the Required Lenders are willing to extend the Termination Date;
     and

          (ii) on or before the current Termination Date, as to any Lender which gave notice that it chooses not to extend, or which is deemed pursuant to the foregoing not to have extended (any such Lender being a "Terminating Lender"), one of the following shall occur:

               (x) on or before the current Termination Date, the remaining Lenders shall purchase ratable assignments (without any obligation so to do) from such Terminating Lender pursuant to Section 12.5 hereof in accordance with their respective percentage of the remaining Revolving Loan commitments; provided, that, such Lenders shall be provided such
                            --------  ----
          opportunity (which opportunity shall allow such Lenders at least 15 Business Days in which to make a decision) prior to the Company's finding another lender pursuant to the immediately succeeding clause
          (y); and, provided, further, that, should any of the remaining Lenders
                    --------  -------  ----
          elect not to purchase such an assignment, then, such other remaining Lenders shall be entitled to purchase an assignment from any Terminating Lender which includes the ratable interest that was otherwise available to such non-purchasing remaining Lender or Lenders, as the case may be, or

               (y) the Company shall find another bank, acceptable to the Agent, willing to accept an assignment from such Terminating Lender pursuant to Section 12.5 hereof on or before the current Termination Date, or

               (z) on the current Termination Date, the Company shall reduce the aggregate Revolving Loan commitments in an amount equal to the Revolving Loan Commitment of any such Terminating Lender, and pay in full the Term Loans of such Terminating Lender.

Notwithstanding the foregoing, the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in Section 10.1(c) of this Financing Agreement, the Agent and each of the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon not less than thirty (30) days' prior written notice to the Agent, provided that the Company pays to the Agent, for the ratable account of the Lenders, immediately on demand, an Early Termination Fee and any other payment due hereunder, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Article 10 hereof and, pending a final accounting, the Agent and any Lender may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to the Agent or any affected Lender) to cover all of the Company's Obligations, whether absolute or contingent. Each of the Agent's and the Lender's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full; provided, however, that if all Obligations have been paid other than
--------  -------
indemnification obligations as to which no claim has arisen (which obligations survive termination of this Agreement), and so long as no Event of Default has occurred and is continuing under Section 10.1(c), the Agent shall, upon request of the Company, terminate the liens and security interests hereunder and under the other Loan Documents.

                            ARTICLE 12.  Miscellaneous
                                         -------------

     Section 12.1  Waivers.  The Company hereby waives diligence, demand,
                   -------
presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent, the Lenders or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     Section 12.2  Entire Agreement.  This Financing Agreement and the documents
                   ----------------
executed and delivered in connection therewith constitute the entire agreement among the Company, the Agent and the Lenders; supersede any prior agreements; can be changed only by a writing signed by the Company, the Agent and the Lenders (or the Required Lenders, as the case may be); and shall bind and benefit the Company, the Agent and the Lenders and their respective successors and assigns.

     Section 12.3  Compliance with Usury Laws.  In no event shall the Company,
                   --------------------------
upon demand by the Agent or the Lenders for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Lenders ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

     Section 12.4  Severability.  If any provision hereof or of any other
                   ------------
agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     Section 12.5  Syndications, Assignments and Participations.  The Company
                   --------------------------------------------
acknowledges that (i) CITBC may syndicate a portion of the Loans hereunder, (ii) pursuant to any such co-lending or participation agreements CITBC may be required to obtain the consent of such co-lenders or participants (herein the Participants) to any amendments or waivers hereunder, and (iii) portions of the Obligations may be nominally held by CITBC on behalf of the Participants. CITBC is hereby permitted to sell co-lending or participation interests in the loans and advances hereunder to lending institutions, without the consent of the Company; provided, that no assignment may be made without the consent of the
         --------
Company to any lending institution which is not organized under the laws of the United States or any state thereof, unless, at the time of such assignment, such lending institution has filed or presents to the Agent for filing all appropriate forms and has taken all other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement without deduction and free from withholding of any Taxes imposed by such jurisdiction. Any other Lender which becomes a party hereto may sell co-lending or participation interests in the loan and the advances hereunder to lending institutions provided that CITBC has its prior written consent thereto. The Company shall not be responsible for any fees, charges or costs arising out of any such syndication, co-lending, participation or similar arrangement. In the event any Lender should sell off a portion of the loans hereunder, whether by participation or otherwise, such Lender will first advise the Agent and the Company of the form of the sale, the identity of the purchaser and, generally, of the rights of the purchaser to approve amendments, consents or waivers; provided however, notwithstanding anything herein to the contrary, with respect to any participation by any Lender hereunder: (1) such Lender's obligations under this Financing Agreement (including, without limitation, its commitment hereunder) shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(3) such Lender shall remain the holder of any such note for all purposes of this Financing Agreement, (4) the Company, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Financing Agreement, (5) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Financing Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date of the payments of any installment of fees or principal or interest of any Loans in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans in which such participant is participating, (C) reduce the interest rate applicable to the Loans in which such participant is participating, (D) except as otherwise expressly provided in this Agreement, reduce any fees payable to the Agent or the Lenders hereunder or (E) release any Guarantor or release any Collateral (except as expressly provided herein) and (6) such Lender shall not at any time have such participations outstanding in an aggregate amount, to all of its participants, in excess of 45% of the amount of either its Revolving Loan commitment or its Term Loan.

     Section 12.6  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.  TO THE
                   ---------------------------------------------
FULLEST EXTENT PERMITTED BY LAW, THE COMPANY, THE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE COMPANY WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT, OR ANY RELATED AGREEMENT MAY BE BROUGHT IN THE BANKRUPTCY COURT OR, AFTER THE EFFECTIVE DATE, IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-

APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION AFTER THE EFFECTIVE DATE. THE COMPANY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE (AS SET FORTH ABOVE) OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED ON FORUM NON CONVENIENS.

     Section 12.7  Notices.  Except as otherwise herein provided, any notice or
                   -------
other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered, including overnight delivery by a courier service (including Federal Express), or sent by telegram or facsimile, or five days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

     (A)  if to CITBC (whether as Agent or a Lender), at:

               The CIT Group/Business Credit, Inc.
               1200 Ashwood Parkway
               Suite 150
               Atlanta, Georgia  30338
               Attn: Regional Credit Manager

     (B)  if to the Company at:

               Gorges Quik-To-Fix Foods, Inc.
               9441 L.B.J. Freeway, Suite 214
               Dallas, Texas 75243
               Attn: Chief Financial Officer

          with a copy to CGW at:

               CGW Southeast III, L.P.
               Twelve Piedmont Center
               Suite 210
               Atlanta, Georgia  30305
               Attn: William Davies

or to such other address as any party may designate for itself by like notice.

     Section 12.8  Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT
                   -------------
OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF
GEORGIA.

                     ARTICLE 13.  Agent and Lender Provisions
                                  ---------------------------

     Section 13.1  Appointment of Agent.  Each of the Lenders designates and
                   --------------------
appoints CITBC to serve as the Agent under this Agreement and each of the Loan Documents. Each Lender authorizes the Agent to act as agent for each of the Lenders for the purposes of executing and delivering on behalf of the Lenders each of the Loan Documents and, subject to the provisions of this Agreement, enforcing the Lenders' rights in respect of the Collateral and the Obligations of the Company, the Parent, and any other party liable for the Obligations, whether under this Agreement, the Loan Documents, or otherwise, together with such other powers as are reasonably incidental thereto. Except as expressly provided herein that the direction or consent of all Lenders is required, the
                                                 ---
Agent may perform any of its duties at the direction of or with the consent of the Required Lenders.

     Section 13.2  Release of Collateral. The Agent will not release Collateral
                   ---------------------
from the liens created by the Loan Documents except (i) as expressly authorized by the terms and conditions set forth in the Loan Documents, or (ii) with the consent, or upon the direction, of all of the Lenders.

     Section 13.3  Receipt of Funds by Lenders.  If at any time any Lender
                   ---------------------------
acquires custody, control or possession of any Collateral or proceeds therefrom or receives any payments under the Guaranty, including through the exercise of set off, other than by distribution from the Agent pursuant to the terms of this Agreement, or if any Lender shall receive any distributions of any Collateral or the proceeds therefrom or payments under the Guaranty from the Agent in error or otherwise than in accordance with the requirements of this Agreement, such Lender shall promptly cause such Collateral or proceeds to be delivered to or put in the custody, possession or control of the Agent for disposition or distribution in accordance with the provisions of this Agreement. No Lender shall have any liability to the Company, the Parent or any other Lender for any such delivery to or putting in the custody, possession or control of the Agent of any Collateral or proceeds in accordance with the foregoing or in accordance with this Agreement, and the Company hereby indemnifies and holds harmless the Agent and each Lender with respect to all losses, liabilities, claims or damages to which any of them may become subject, or which they may incur, as a result of such Lender's delivery to or putting in the custody, possession or control of the Agent any Collateral or proceeds in accordance with the foregoing or in accordance with this Agreement. Until such time as the provisions of this Section have been complied with, such Lender shall be deemed to hold all such Collateral and proceeds in trust for the Lenders entitled thereto hereunder, subject to the Company's right to use such Collateral and the proceeds thereof as provided in the Loan Documents.

          (a) If at any time any amount which has been delivered to or put in the possession, custody or control of the Agent by any Lender (a "distributing Lender") pursuant hereto must be restored or returned by the distributing Lender to the Company or the Parent, the Agent, to the extent it has not distributed such amount to the Lenders, and each Lender, to the extent of any portion of such amount which was distributed to it by the Agent, shall return such amount or portion thereof to the distributing Lender.

     Section 13.4  Action on Instructions of Lenders.
                   ---------------------------------

          (a) The Agent agrees to make only such demands and give only such notices under the Loan Documents as expressly provided therein or it is instructed in writing to give by the requisite Lenders, and to take only such action to enforce the Loan Documents and to only collect and/or dispose of the Collateral or any portion thereof as it is instructed in writing to take, collect or dispose of by the requisite Lenders. The Agent shall not grant any consent or waiver in connection with, execute any amendment to or modification of, or exercise any discretion granted to it under any of the Loan Documents, except as expressly permitted under the Loan Documents or as directed by the requisite Lenders. Notwithstanding anything herein to the contrary, the Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement or any of the Loan Documents, or would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability.

          (b) The Agent may at any time request directions from the Lenders as to any course of action or other matter relating hereto. The Agent shall be fully protected in acting, or in refraining from acting hereunder in accordance with instructions signed by (i) as to any matters expressly provided for by this Agreement, the requisite Lenders expressly provided in the relevant provisions hereof and (ii) as to any matters not expressly provided for by this Agreement, in accordance with instructions signed by the Required Lenders, and in all such cases, any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     Section 13.5  Furnish Notices to Lenders.  Promptly upon the receipt or
                   --------------------------
giving of any notice, report or other information or document, the Agent shall furnish a copy thereof to each of the Lenders. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders.

     Section 13.6  Nonreliance on Agent and Other Lenders.  Each Lender agrees
                   --------------------------------------
that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Company of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

     Section 13.7  Rights, Duties and Responsibilities of the Agent.
                   ------------------------------------------------

          (a) Prior to the occurrence of an Event of Default, the Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

          (b) In the absence of bad faith, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent conforming to the requirements of this Agreement or the Loan Documents.

          (c) During the continuance of an Event of Default, the Agent shall use the same degree of care and skill in its exercise of its duties hereunder as a prudent Person would exercise or use under the circumstances when acting on behalf of another Person in the conduct of such other Person's affairs.

          (d) No provision of this Agreement shall be construed to relieve the Agent from liability for its own gross negligence or its own willful misconduct, except that:

               (i) the Agent shall not be liable for any error of judgment made in good faith by an officer of the Agent unless the Agent was grossly negligent in ascertaining the pertinent facts; and

               (ii) the Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the requisite Lenders.

          (e) No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) (i) The Company shall indemnify the Agent, the Lenders and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, or which the Agent or the Lenders may reasonably incur as a result of the execution, delivery or performance under the Loan Documents, or as a result of the Agent's serving as such thereunder (including, without limitation, counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Loan Documents), (ii) each Lender severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Company, ratably in accordance with the percentage of such Lenders commitments to fund the Line of Credit, or if the Line of Credit has been terminated, the percentage of the outstanding principal amount of the Revolving Loans held by such Lender (as to each Lender, its "Percentage Interest"), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses which the Agent may incur as a result of the execution, delivery or performance under the Loan Documents or as a result of the Agent's serving as such thereunder (including, without limitation, counsel fees and disbursements and environmental liabilities arising from or related to any of the properties described in the Loan Documents and any actions taken by the Agent at the direction of the Lenders and as expressly required and provided by this Agreement, to enforce any of the Loan Documents), but in all such cases excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Agent and excluding the normal administrative costs and expenses incident to the performance of its agency duties hereunder.

         (g) The Agent shall not be responsible for any recitals, statements, representations or warranties herein or in any of the Loan Documents or for insuring or inspecting the Collateral or for paying or discharging any tax, assessment, governmental charge or lien affecting the Collateral, nor shall the Agent be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements of the Company or the Parent contained herein or in any of the Loan Documents, including but not limited to agreements by the Company to maintain insurance and pay taxes; provided, however, that nothing in this subsection (g) shall relieve the Agent of the performance of any of its duties specifically set forth in this Agreement.

         (h) The Agent makes no representation or warranty as to the validity, sufficiency or enforceability of this Agreement or any of the Loan Documents against any other Person, as to the value, title, condition, fitness for use of, or otherwise with respect to the Collateral or as to the perfection of the liens or security interests created by this Agreement or any of the Loan Documents and, the Agent shall not be held liable for any failure to perfect any lien or security interest in any of the Collateral.

         (i) The Agent may rely upon and shall be protected in acting or refraining from acting upon and, absent a request by the Required Lenders, shall not be bound to investigate the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (j) The Agent may consult with counsel, appraisers, engineers, accountants and other skilled persons to be selected by the Agent and which are reasonably acceptable to the Lenders and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

         (k) The provisions of this Section 13.7 apply to and are for the benefit of the Agent only in its capacity as such, and not in its capacity as a Lender.

     Section 13.8 Resignation; Removal; Appointment of Successor Agent. The
                  ----------------------------------------------------
Agent may resign at any time by giving at least 30 days' prior notice thereof to the Lenders (such resignation to take effect upon the acceptance of a successor collateral agent as hereinafter provided). The Agent may be removed as Agent hereunder for or without cause, at any time by the Required Lenders. In the event of any such resignation or removal of the Agent, the Required Lenders shall thereupon have the right to appoint a successor Agent. If no acceptable successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or its removal, the retiring Agent shall, on behalf of the Lenders, appoint a successor agent. Any successor agent appointed by the Agent pursuant to this Section shall be a financial institution organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall thereupon be discharged from its duties and obligations hereunder. After any retiring or removed Agent's resignation or removal hereunder as agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the agent.

     Section 13.9  Setoff; Sharing of Setoffs.  (a) The Company hereby grants
                   --------------------------
to the Agent and each Lender a lien for all indebtedness and obligations owing to them from the Company upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Lender or otherwise in the possession or control of the Agent or any such Lender for any purpose for the account or benefit of the Company and including any balance of any deposit account or of any credit of the Company with the Agent or any such Lender, whether now existing or hereafter established hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Company to the Lenders and/or the Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     (b) Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Loans held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders shall be shared by the Lenders pro rata; provided that (i) nothing in this Section shall impair the right of any Lender
--------
to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Loans, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

     Section 13.10  Amendments and Waivers.  (a) Any provision of this
                    ----------------------
Agreement or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless
                        --------
signed by all Lenders: (i) change the commitment under the Line of Credit of any Lender or subject any Lender to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the commitments under the Line of Credit or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Loans, (vii) release or substitute all or any substantial part of the Collateral unless expressly permitted under the Loan Documents, (viii) release any Guarantee given to support payment of the Loans, or (ix) change the advances rates set forth in Section 3.1 clauses (i) and (ii) hereof.

     (b) The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless the Agent and each Lender shall be informed thereof by the Company and shall be afforded an opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Company to the Agent each Lender forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

     Section 13.11  Rights of Agent and its Affiliates as a Lender.  With
                    ----------------------------------------------
respect to the Loans made by the Agent and any affiliate of the Agent, CITBC in its capacity as a Lender hereunder and any affiliate of the Agent or such affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though CITBC were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include CITBC in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any affiliate of the Agent may (without having to account therefor to any Lender) lend money to and generally engage in any kind of lending or other business with the Company (and any affiliate of the Company) as if CITBC were not acting as the Agent, and the Agent and any affiliate of the Agent may accept fees and other consideration from the Company (in addition to any agency fees, collateral fees and arrangement fees heretofore agreed to between the Company and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders.

     Section 13.12  CONSEQUENTIAL DAMAGES.  THE AGENT SHALL NOT BE RESPONSIBLE
                    ---------------------
OR LIABLE TO ANY LENDER, THE COMPANY OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.



                      [SIGNATURES CONTAINED ON NEXT PAGE]

  IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                              THE CIT GROUP/BUSINESS CREDIT, INC.,
                              as Lender and as Agent


                              By:_______________________________________________
                                    Vice President

                              Commitment:  $29,000,000


                              GORGES QUIK-TO-FIX FOODS, INC.,
                              as the Company


                              By:_______________________________________________
                                     Title:_____________________________________

                              ___________________________________________ (Seal)
                              Secretary

                                   EXHIBIT A


                                   TERM NOTE

                                      March 5, 1999
$__________

FOR VALUE RECEIVED, GORGES/QUIK-TO-FIX FOODS, INC., a Delaware corporation ( the "Company"), promises to pay to the order of _______________________________________ (herein "the Lender") at the office of
The CIT Group/Business Credit, Inc. located at 1200 Ashwood Parkway, Suite 150, Atlanta, Georgia, 30338, in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________ MILLION __________________________ THOUSAND, ____________________ HUNDRED DOLLARS
($_________________________) and interest thereon in accordance with the payment terms therefor as set forth in the Financing Agreement referred to below (the

"Financing Agreement").
---------- ---------

If any payment on this Term Note becomes due and payable on a day other than a Business Day for Base Rate Loans, or a LIBOR Business Day for LIBOR Loans evidenced hereby, the maturity thereof shall be extended to the next succeeding Business Day or LIBOR Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Term Note is one of the Term Notes referred to in the Financing Agreement, dated of even date herewith, between the Company, The CIT Group/Business Credit, Inc., as Agent and a Lender, and the other Lenders party thereto, as it may be amended or supplemented from time to time, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Term Note may become, or be declared to be, at the sole election of the Lenders, immediately due and payable as provided in the Financing Agreement.

This Term Note shall be governed by the laws of the State of Georgia.

          IN WITNESS WHEREOF, this Term Note has been executed and delivered as of the day and year first above written.

                                          GORGES/QUIK-TO-FIX FOODS, INC.

                                          By:________________________________
                                             Title:__________________________

                                          ____________________________ (Seal)
                                          Secretary

                                   EXHIBIT B
                                   ---------

                          Borrowing Base Certificate

        Reference is made to the Financing Agreement dated as of March 5, 1999 (as modified and supplemented and in effect from time to time, the "Financing Agreement"), by and among The CIT Group/Business Credit, Inc., as Agent (the "Agent"), the other Lenders party thereto, and Gorges/Quik-To-Fix Foods, Inc. as Company (the "Company"). Capitalized terms used herein shall have the meanings ascribed thereto in the Financing Agreement.

        Pursuant to Section [2.2(d)][3.2] of the Financing Agreement, ____________________, the duly authorized officer of the Company, hereby certifies to the Agent and the Lenders that the calculations of the Borrowing Base of the Company contained in this Borrowing Base Certificate is true, accurate and complete in all material respects as of _________, ___.

                                         GORGES/QUIK-TO-FIX FOODS, INC.

                                         By:_______________________________
                                           Title:

I. Collateral Calculation

   1. Total Accounts Receivable                                      $________

   2. Ineligibles:

                a. Returns, discounts, etc.                        $_________
                b. Governmental Accounts                           $_________
                c. Foreign Accounts                                $_________
                d. Past due Accounts                               $_________
                e. Contra Accounts                                 $_________
                f. Intercompany Accounts                           $_________
                g. Bill and holds/consignments                     $_________
                h. Insolvent/bankrupt debtors                      $_________
                i. Crossage (50%)                                  $_________
                j. Warranty Reserves                               $_________
                k. Other Accounts excluded by Agent                $_________
                l. Estimated Promotional Allowances                $_________

   3.   Total ineligibles (sum of 2.a through 2. k,
                   inclusive)                                      $_________

   4. Eligible Accounts Receivable (sum of 1 less 3)               $_________

   5. Total Inventory (gross)                                      $_________

   6. Ineligibles                                                  $_________

                a. Non-conforming Inventory                        $_________
                b. Work-in-process                                 $_________
                c. Supplies (other than raw material)              $_________
                d. Goods outside U.S.                              $_________
                e. Goods returned by customers                     $_________
                f. Goods in possession of or in transit to third
                   parties                                         $_________
                g. Slow  moving/obsolete goods                     $_________
                h. Reserves for special order/market  value
                   declines/bill and holds/consignments            $_________

   7. Total ineligibles (sum of 6. a through 6.h, inclusive)       $_________

   8. Eligible Inventory (sum of 5 less 7)                         $_________

   9. Eligible Finished Goods Inventory (goods included
      in 8 above consisting of finished goods not included
      in 6 above)                                                  $_________

        10. Eligible Raw Meat Inventory (goods included
            in 8 above consisting of [raw meat] not included
            in 6 above)                                       $__________

        11. Eligible Supply Inventory (goods included
            in 8 above consisting of [ingredients and
            packaging] not included in 6 above)               $__________

II.  Calculation of Availability

        1. Eligible Accounts Receivable  (I.4)                $__________

        2. 0.85 times 1                                       $__________

        3. Eligible Finished Goods Inventory (I.9)            $__________

        4. 0.65 times 3                                       $__________

        5. Eligible Raw Meat Inventory (I.10)                 $__________

        6. 0.65 times 5                                       $__________

        7. Eligible Supply Inventory (I. 11)                  $__________

        8. 0.40 times 7                                       $ _________

        9. lesser of 8 and $1,000,000                         $__________

       10. Sum of 4, 6 and 9                                  $__________

       11. Lesser of 10 and $10,000,000                       $__________

       12. Sum of 2 and 11                                    $__________

       13. Availability Reserve-aggregate amount of
           outstanding Letters of Credit                      $__________

       14. Availability (sum of  12, less 13)`                $__________

       15. Aggregate outstanding amount of Revolver Loans     $__________

       16. Sum of 14 less 15                                  $__________

       17. Sum of $25,000,000 less 15                         $__________

       18. Amount available to be borrowed (lesser of 16
           and 17)                                    $___________

                                   EXHIBIT C
                                   ---------

                              Notice of LIBOR Loan
                              --------------------

                               _________, 199___


Re: Financing Agreement (as amended and modified from time to time, the "Financing Agreement") dated as of March 5, 1999, by and among The CIT Group/Business Credit, Inc., as Agent (the "Agent"), the other Lenders party thereto, and Gorges/Quik-To-Fix Foods, Inc., as Company (the "Company").

Ladies and Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributed thereto in the Financing Agreement.

     This Notice of LIBOR Loan is delivered to you pursuant to Section 4.2 of the Financing Agreement.

     The Company hereby requests a LIBOR Loan [as an advance] [as a Refunding Loan] under the Line of Credit in the aggregate principal amount of $____________ to be made on __________, 199 , and for the interest to accrue thereon at the rate established by the Financing Agreement for LIBOR Loans. The duration of the Interest Period with respect to such LIBOR Loan shall be [1 month] [2 months] [3 months] [6 months].

     The Company has caused this Notice of LIBOR Loan to be executed and delivered by its duly authorized officer this __ day of ________, 199_.

Company

By:__________________________     _________________________(Seal)
   Title:____________________     Secretary

                                   EXHIBIT D
                                   ---------

                            Notice of Base Rate Loan
                            ------------------------

                               _________, 199___


Re: Financing Agreement (as amended and modified from time to time, the "Financing Agreement") dated as of March 5, 1999, by and among The CIT Group/Business Credit, Inc., as Agent (the "Agent"), the other Lenders party thereto, and Gorges/Quik-To-Fix Foods, Inc., as Company (the "Company").

Ladies and Gentlemen:

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributed thereto in the Financing Agreement.

     This Notice of Base Rate Loan is delivered to you pursuant to Section 4.2 of the Financing Agreement.

     The Company hereby requests a Base Rate Loan [as an advance] [as a Refunding Loan] under the Line of Credit in the aggregate principal amount of $____________ to be made on __________, 199 , and for the interest to accrue thereon at the rate established by the Financing Agreement for Base Rate Loans.

     The Company has caused this Notice of LIBOR Loan to be executed and delivered by its duly authorized officer this __ day of ________, 199_.

Company

By:_____________________                  _________________________(Seal)
   Title:_______________                  Secretary

                                   EXHIBIT E
                                   ---------

                                  Indebtedness

1. $52,000,000 of Senior Subordinated Notes due 2006 pursuant to that certain Indenture dated as of November 25, 1996, between Gorges/Quik-to-Fix Foods, Inc. and IBJ Schroder Bank & Trust, as Trustee.

2. That certain Convertible Subordinated Promissory Note, dated December 21, 1999, in the original principal amount of $4,052,451.30 issued by Gorges/Quik-to-Fix Foods, Inc. in favor of Gorges Holding Corporation.

3. That certain Letter of Credit (No. L921361) in the stated amount of $875,000 issued by NationsBank, N.A. for the account of Gorges/Quik-to-Fix Foods, Inc.

                                   EXHIBIT F
                                   ---------

                 [Letterhead of Gorges Quik-To-Fix Foods, Inc.


                                                           March 5, 1999

IBJ Schroder Bank & Trust Company
One State Street
New York 10004
Attention: Corporate Trust Administration

     Re: 11 1/2%Senior Subordinated Notes Due 2006 in the original principal amount of $100,000,000 issued pursuant to Indenture dated as of November 25, 1996 between Gorges/Quik-To-Fix Foods, Inc., as the Issuer, and IBJ Schroder Bank & Trust Company, as the Trustee (as amended or supplemented from time to time, the "Indenture"). Capitalized terms which are defined in the Indenture have the same meanings herein, unless otherwise indicated.

Ladies and Gentlemen:

     Pursuant to Section 10.10 of the Indenture, you hereby are notified that the Credit Agreement described in the Indenture is being replaced by a Financing Agreement of even date herewith between the Issuer, as the Company, The CIT Group/Business Credit, Inc., as Agent and a Lender, and the other Lenders party thereto, as it may be amended or supplemented from time to time (the "Replacement Credit Agreement"). Pursuant to the Replacement Credit Agreement, the Lenders thereunder are making available to the Issuer a revolving credit, letter of credit and term loan facility in the aggregate amount of $54,000,000. The Replacement Credit Agreement shall hereafter constitute the Credit Agreement for all purposes under the Indenture, and the "Obligations" thereunder and as defined therein constitute (x) Obligations under the Credit Agreement, (y) Senior Bank Debt and (z) Senior Indebtedness for all purposes under the Indenture.

     The CIT Group/Business Credit, Inc., as Agent under the Replacement Credit Agreement, shall constitute the Representative for the holders of Senior Indebtedness thereunder. Notices to such Representative shall be given to it at:

                      The CIT Group/Business Credit, Inc.
                      1200 Ashwood Parkway
                      Suite 150

               Atlanta, Georgia  30338
               Attn: Regional Credit Manager

 or such other address as such Representative may designate in writing to you.

                                     Very truly yours,



                                     GORGES/QUIK-TO-FIX FOODS, INC.



                                     By:___________________________
                                          Title:


cc: Ms. Mary Reasoner
    The CIT Group/Business Credit, Inc.

                                    Exhibit G
                                    ---------

                                              March 5, 1999


The CIT Group/Business Credit, Inc.
1200 Ashwood Parkway
Suite 150
Atlanta, Georgia  30338
Attn: Regional Credit Manager


     Re: (i) the Convertible Subordinated Promissory Note of Gorges Holding Corporation (the "Parent") dated December 21, 1998 to CGW Southeast Partners III, L.P. ("CGW") in the original principal amount of $4,052,451.30, and any renewals or substitutions or replacements therefor and (ii) the Convertible Subordinated Promissory Note of Gorges Quik-To-Fix Foods, Inc. (the "Company") dated December 21, 1998 to the Parent in the original principal amount of $4,052,451.30, and any renewals or substitutions or replacements therefor (collectively, the "Bridge Notes"). Capitalized terms which are defined in the Bridge Notes have the same meanings herein, unless otherwise indicated.

Ladies and Gentlemen:

     The undersigned hereby acknowledge and agree that the Credit Agreement described in the Bridge Notes is being refinanced pursuant to and replaced by a Financing Agreement of even date herewith between the Company, as the Company, The CIT Group/Business Credit, Inc., as Agent and a Lender, and the other Lenders party thereto, as it may be amended or supplemented from time to time (the "Replacement Credit Agreement"). Pursuant to the Replacement Credit Agreement, the Lenders thereunder are making available to the Company a revolving credit, letter of credit and term loan facility in the aggregate amount of $54,000,000. The Replacement Credit Agreement shall hereafter constitute the Credit Agreement for all purposes under the Bridge Notes, and the indebtedness for borrowed money incurred by the maker thereunder and the interest thereon constitute Senior Debt for all purposes under the Bridge Notes.

     The undersigned further agree that The CIT Group/Business Credit, Inc., as Agent under the Replacement Credit Agreement, shall constitute the representative for the holders of Senior Debt thereunder, and may give and receive notices under the Bridge Notes on behalf of the "Lenders" under the

Replacement Credit Agreement. Notices to such representative shall be given to it at:

                      The CIT Group/Business Credit, Inc.
                      1200 Ashwood Parkway
                      Suite 150
                      Atlanta, Georgia  30338
                      Attn: Regional Credit Manager

or such other address as such representative may designate in writing to the undersigned.

     In addition, CGW hereby agrees that, so long as the Replacement Credit Agreement is in effect, and any "Letters of Credit" or "Obligations" (as those terms are defined therein), other than indemnification obligations as to which no claim has arisen but which would survive the termination of the Replacement Credit Agreement, are outstanding, it will not sell or transfer or grant, create or permit to exist any lien upon or security interest in its shares of capital stock in the Parent, and hereby represents and warrants that as of the date hereof, it is the owner of its shares of capital stock in the Parent, free and clear of any liens or encumbrances whatsoever.


                               Very truly yours,



GORGES HOLDING CORPORATION           CGW SOUTHEAST PARTNERS III., L.P.

                                     By: CGW SOUTHEAST III, L.L.C.
                                             its General Partner
By:________________________
     Title:                          By: CGW, Inc., its Manager


                                     By:____________________________
                                          Title: